Filed pursuant to Rule 424(b)(5)
Registration No. 333-278861

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED MAY 1, 2024)

JAGUAR HEALTH, INC.

246,306 Shares of Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 246,306 shares of our voting common stock, $0.0001 par value per share (“Common Stock”), at an offering price of $6.09 per share of Common Stock, to certain institutional investors pursuant to a securities purchase agreement with such investors.

In a concurrent private placement (the “Private Placement”), we are also selling to the purchasers common stock warrants (the “Unregistered Warrants”) to purchase up to 492,612 shares (the “Unregistered Warrant Shares”) of our Common Stock. The Unregistered Warrants and Unregistered Warrant Shares (collectively, the “Unregistered Securities”) are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and are not offered pursuant to this prospectus supplement and the accompanying prospectus. The Unregistered Securities are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. The Unregistered Warrants have an exercise price of $5.84 per Unregistered Warrant Share and will expire on the earlier of (i) the 24-month anniversary of the date of issuance, (ii) the consummation of a fundamental transaction and (iii) the consummation of a liquidation event.

We refer to the shares of Common Stock to be issued in this offering sometimes as the “Securities.”

Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “JAGX”. The last reported sale price of our Common Stock on Nasdaq on May 20, 2025 was $5.84 per share.

Neither we nor the placement agent have made any arrangements to place investor funds in an escrow account or trust account.

We have engaged H.C. Wainwright & Co., LLC (the “placement agent”) to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use their reasonable best efforts to place the securities offered by this prospectus supplement. We have agreed to pay the placement agent the placement agent fees set forth in the table below. The placement agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement. The securities will be sold directly to the purchasers pursuant to the securities purchase agreement. See “Plan of Distribution” in this prospectus supplement for more information.

	Per Share	Total
Offering price	$6.09	$1,500,003.54
Placement agent fees(1)	$0.426	$105,000.25
Proceeds to us (before expenses) (2)	$5.664	$1,395,003.29

(1)

We have agreed to pay the placement agent a cash fee equal to 7.0% of the gross proceeds raised in this offering. We also have agreed to reimburse the placement agent for certain of its offering-related expenses. In addition, we have agreed to issue the placement agent or its designees unregistered warrants to purchase up to 14,778 shares of Common Stock at an exercise price of $7.6125 per share. We refer to these warrants in this prospectus supplement as the “Placement Agent Warrants.” See “Plan of Distribution” for a complete description of the compensation to be received by the placement agent.

(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the Unregistered Warrants or Placement Agent Warrants.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-14 of this prospectus supplement and on page 6 of the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and accompanying prospectus, to read about factors you should consider before investing in our securities.

We anticipate that delivery of the shares of Common Stock against payment therefor will be made on or about May 22, 2025, subject to satisfaction of customary closing conditions.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is May 20, 2025

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus dated May 1, 2024 are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.

This prospectus supplement and the accompanying prospectus relate to the offer by us of shares of our Common Stock to certain investors. We provide information to you about this offering of shares of our Common Stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free-writing prospectus is accurate as of any date other than as of the date of this prospectus supplement, the accompanying prospectus or any related free-writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. You should read this prospectus supplement, the accompanying prospectus, the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Information by Reference” in this prospectus supplement. We have not authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell securities in any jurisdiction where the offer or sale is not permitted.

Unless the context otherwise requires, references in this prospectus supplement to “Jaguar,” the “Company,” “we,” “us,” and “our” refer to Jaguar Health, Inc.

Jaguar Health, our logo, Napo Pharmaceuticals, Napo Therapeutics, Mytesi, Canalevia, Equilevia, Canalevia-CA1, Canalevia-CA2, and Neonorm are our trademarks that are used in this prospectus supplement. This prospectus supplement also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ©, ® or ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus supplement and in the accompanying prospectus. We urge you to read this entire prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, including the section entitled “Risk Factors” and the more detailed financial statements, notes to the financial statements and other information incorporated by reference from our other filings with the SEC.

Overview

Jaguar Health, Inc. (“Jaguar” or the “Company”) is a commercial-stage pharmaceuticals company focused on developing novel, plant-based, sustainably derived prescription medicines for people and animals with gastrointestinal (“GI”) distress, including chronic, debilitating diarrhea. Jaguar’s wholly owned subsidiary, Napo Pharmaceuticals, Inc. (“Napo”), focuses on developing and commercializing proprietary plant-based human prescriptions from plants for essential supportive care and management of neglected GI symptoms across multiple complicated disease states. Our crofelemer drug product candidate is the subject of the OnTarget study, a recently conducted pivotal Phase 3 clinical trial for prophylaxis of diarrhea in adult cancer patients receiving targeted therapy. While the initial top line results from the OnTarget study showed that this multicenter, double-blind, placebo-controlled pivotal clinical trial did not meet its primary endpoint for the prespecified analysis of all tumor types, a recently completed analysis by the Company of the prespecified subgroup of adult patients with breast cancer from OnTarget indicates that crofelemer achieved statistical significance in this subgroup. Patients with breast cancer accounted for 183 of the 287 participants in this trial in adult patients with solid tumors receiving targeted therapy with or without standard chemotherapy. The OnTarget results in breast cancer were the subject of a poster presentation conducted December 11, 2024 at the San Antonio Breast Cancer Symposium (“SABCS”). Overall, crofelemer was significantly more effective than placebo in providing sustained response in breast cancer patients in the OnTarget study. This research underscores the potential of crofelemer for prophylaxis of cancer therapy-related diarrhea (“CTD”).

As announced, a late-breaker abstract Napo submitted to the Multinational Association of Supportive Care in Cancer (MASCC) on additional significant results in adult breast cancer patients from the OnTarget study has been accepted for presentation as an oral rapid e-poster at MASCC’s June 26-28, 2025 Annual Meeting, and the U.S. Food and Drug Administration (FDA) granted Napo a Type C Meeting in the second quarter of 2025 to discuss the responder analysis in the prespecified subgroup of patients with breast cancer for crofelemer in the OnTarget study.

As part of our strategy to expand our commercial footprint beyond HIV-related supportive care to include cancer-related supportive care, on April 12, 2024, we entered into an exclusive 5-year in-license agreement with United Kingdom-based Venture Life Group PLC (“Venture Life”), an international consumer health company focused on the global self-care market, for Venture Life’s 510(k) cleared oral mucositis prescription product, Gelclair, for the US market. Gelclair is a 510(k) cleared prescription product and can be commercialized without any clinical development costs for Jaguar. We initiated the commercial launch in October 2024 for Gelclair. Oral mucositis is among the most common, painful, and debilitating cancer treatment-related side effects. Gelclair is a protective gel with a mechanical action indicated for the management of pain and relief of pain by adhering to the mucosal surface of the mouth, soothing oral lesions of various etiologies, including oral mucositis/stomatitis. Unlike other products for oral mucositis, it is not a numbing agent and does not sting the mouth.

Napo Pharmaceuticals is the majority stockholder of Napo Therapeutics S.p.A. (“Napo Therapeutics”), an Italian corporation established by Jaguar in Milan, Italy in 2021, focusing on expanding crofelemer access in Europe. Napo Therapeutics’ core mission is to provide access to crofelemer in Europe to address significant rare/orphan disease indications, including, initially, two key rare disease target indications: Short bowel syndrome (“SBS”) with intestinal failure and microvillus inclusion disease (“MVID”) an ultrarare congenital diarrheal disorder (“CDD”).

Magdalena Biosciences Inc. (“Magdalena”), a joint venture formed by Jaguar and Filament Health Corp. (“Filament”) that emerged from Jaguar’s Entheogen Therapeutics Initiative (“ETI”), is focused on identifying the next generation of plant-based first-in-class agents for treatment of mental health conditions.

Jaguar was founded in San Francisco, California as a Delaware corporation on June 6, 2013 (inception). The Company was a majority-owned subsidiary of Napo until the close of the Company’s initial public offering on May 18, 2015. The Company was formed to develop and commercialize first-in-class prescription and non-prescription products for companion animals.

On July 31, 2017, Jaguar completed a merger with Napo pursuant to the Agreement and Plan of Merger dated March 31, 2017, by and among Jaguar, Napo, Napo Acquisition Corporation (“Merger Sub”), and Napo’s representative (the “Merger Agreement”). In accordance with the terms of the Merger Agreement, upon the completion of the merger, Merger Sub merged with and into Napo, with Napo surviving as the wholly owned subsidiary (the “Merger” or “Napo Merger”). Immediately following the Merger, Jaguar changed its name from “Jaguar Animal Health, Inc.” to “Jaguar Health, Inc.” Napo now operates as a wholly owned subsidiary of Jaguar focused on human health including the ongoing development of crofelemer and commercialization of Mytesi.

Napo’s marketed drug Mytesi (crofelemer 125 mg delayed-release tablets) is a first-in-class oral botanical drug product approved by the FDA for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy. To date, this is the only oral plant-based botanical prescription medicine approved under the FDA’s Botanical Guidance. Jaguar’s Canalevia-CA1 (crofelemer delayed-release tablets) drug is the first and only oral plant-based prescription product that is FDA conditionally approved to treat chemotherapy-induced diarrhea (“CID”) in dogs.

Jaguar is currently supporting three proof-of-concept (POC) investigator-initiated trials (IIT), and conducting two Phase 2 studies, of crofelemer for the rare diseases short bowel syndrome (SBS) with intestinal failure (SBS-IF) and/or MVID in the US, EU, and/or Middle East/North Africa regions. The Company’s Phase 2 study to evaluate the efficacy of crofelemer for MVID in pediatric patients has been initiated, as has the Company’s Phase 2 study to evaluate the efficacy of crofelemer for SBS-IF in adults. The independent IIT of crofelemer in Abu Dhabi in the United Arab Emirates (UAE) in pediatric patients for various CDDs, including SBS-IF or MVID, and the independent IIT in the US to evaluate crofelemer for SBS-IF in adults, have treated the first patients. The additional IIT is expected to initiate in Q2 2025. Availability of the first POC IIT result is potentially in Q2 2025, with additional POC IIT results expected throughout 2025. In accordance with the guidelines of specific European Union countries, published data from such clinical investigations could support reimbursed early patient access to crofelemer for these debilitating conditions in 2026 while the company pursues approval of crofelemer for SBS and MVID from the EMA and the FDA. Participation in early access programs, which do not exist in the US, provides an opportunity for reimbursement while impacting the morbidity and high cost of care for these chronic unmet needs. Additionally, the Company expects that if even just a very small number of MVID patients show benefit with crofelemer, this may potentially allow pathways for regulatory approval in the US and other regions and qualify crofelemer for participation in PRIME, a European Medicines Agency (EMA) program providing enhanced interaction and early dialogue with drug developers of novel medicines targeting unmet medical needs, and in the FDA’s Breakthrough Therapies program. If a drug is designated as breakthrough therapy, the FDA will expedite the development and review of the drug.

As announced, preliminary results from the ongoing pediatric IIT of crofelemer in Abu Dhabi for various CDDs, including MVID and SBS-IF, were presented by Dr. Mohamad Miqdady, the principal investigator for this study, at the April 24-26, 2025 Annual ELITE PED-GI Congress in Abu Dhabi. This study is being conducted at Sheikh Khalifa Medical City (SKMC), a flagship tertiary hospital in the UAE and the largest teaching medical center in Abu Dhabi. Dr. Miqdady, SKMC’s Division Chief of the Pediatric Gastroenterology, Hepatology & Nutrition Division, serves as a member of Napo’s Scientific Advisory Board and is a recognized leader in pediatric gastroenterology.

Crofelemer was granted Orphan Drug Designation (“ODD”) by the FDA in February 2023 for MVID and granted ODD for MVID by the European Medicines Agency (“EMA”) in October 2022. Crofelemer was granted ODD for SBS by the EMA in December 2021 and by the FDA in August 2017. In August 2023, Napo’s Investigational New Drug (“IND”) application was activated by the FDA for a new crofelemer powder for oral solution formulation for treating MVID. Our global MVID Phase 2 trial for Jaguar is being conducted under this IND.

SBS affects approximately 10,000 to 20,000 people in the US, according to the Crohn’s & Colitis Foundation, and it is estimated that the population of SBS patients in Europe is approximately the same size. Despite limited treatment options, the global SBS market exceeded $568 million in 2019 and is expected to reach $4.6 billion by 2027, according to a report by Vision Research Reports.

The global Phase 2 trial of crofelemer in adults with SBS-IF is taking place under a Clinical Trial Application (“CTA”) approved by European health authorities. We expect that enrollment will continue in 2025 for the MVID Phase 2 trial and the Phase 2 trial for SBS-IF, with data expected in the beginning of 2026 for both trials.

MVID is an ultrarare pediatric disease, with an estimated prevalence of a couple of hundred patients globally.

Most of the activities of the Company are focused on the development and commercialization of Mytesi, the ongoing clinical development of crofelemer for the prophylaxis of diarrhea in adult patients receiving targeted cancer therapy, the ongoing commercial launch of Gelclair, and our prioritized clinical program centered around our Phase 2 trials, including the independent IIT POC trials of crofelemer for SBS and MVID.

In the field of animal health, we are continuing limited activities related to developing and commercializing first-in-class gastrointestinal products for dogs, dairy calves and foals.

Crofelemer is a novel, first-in-class anti-secretory antidiarrheal drug that has a normalizing effect on electrolyte and fluid balance in the gut, and this mechanism of action has the potential to benefit multiple disorders that cause GI distress, including diarrhea and abdominal discomfort. Crofelemer is in development for multiple possible follow-on indications, including for our lead Phase 3 program in CTD, investigating prophylaxis of diarrhea related to targeted therapy with or without standard chemotherapy.

Crofelemer delayed-release tablets are also being evaluated in diarrhea-predominant irritable bowel syndrome (“IBS-D”) and being evaluated for chronic idiopathic/functional diarrhea in investigator-initiated trials.

Crofelemer powder for oral solution is being developed to support orphan or rare disease indications for adults with SBS-IF and MVID patients.

In addition, a second-generation proprietary anti-secretory antidiarrheal drug (“NP-300”) is in development for symptomatic relief and treatment of moderate-to-severe diarrhea, with or without concomitant antimicrobial therapy, from bacterial, viral, and parasitic infections, including Vibrio cholerae, the bacterium that causes cholera. This program is being pursued with the potential targeted incentive from the FDA for a tropical disease priority review voucher.

As announced, Jaguar is seeking a partner to fund and execute the expanded development and commercialization of Canalevia for the treatment of general, non-infectious diarrhea in dogs, in exchange for commercial rights to the product in the US. Diarrhea is one of the most common reasons for veterinary office visits for dogs and is the second most common reason for visits to the veterinary emergency room, yet there are currently no FDA-approved drug to treat canine diarrhea. According to the American Veterinary Medical Association, there were an estimated 89.7 million dogs in the United States in 2024, with nearly half (45.5%) of US households owning a dog in 2024. Devastating diarrhea-related dehydration can occur rapidly for the animal, and the lack of control in urban settings where owners don’t have easy access to outdoor facilities is a significant problem for families with dogs. Jaguar estimates that estimate that US veterinarians see approximately six million cases of acute and chronic diarrhea in dogs annually.

In January 2023, Jaguar and Filament, with funding from One Small Planet, formed the US-based joint venture Magdalena. Magdalena’s focus is on the development of novel, natural prescription medicines derived from plants for mental health indications, including, initially, attention-deficit/hyperactivity disorder (“ADHD”) in adults. The goal of the collaboration is to extend the botanical drug development capabilities of Jaguar and Filament in order to develop pharmaceutical-grade, standardized drug candidates for mental health disorders and to partner with a potential future licensee to develop and commercialize these novel plant-based drugs. This venture aligns with Jaguar’s ETI program and Filament’s corporate mission to develop novel, natural prescription medicines from plants. Magdalena will leverage Jaguar’s proprietary medicinal plant library and Filament’s proprietary drug development technology. Jaguar’s library of 2,300 highly characterized medicinal plants and 3,500 plant extracts, all from firsthand ethnobotanical investigation by Jaguar and members of the ETI Scientific Strategy Team, is a key asset we have generated over 30 years that bridges the knowledge of traditional healers and Western medicine. Magdalena holds an exclusive license to plants and plant extracts in Jaguar’s library, not including any sources of crofelemer or NP-300, for specific indications and is in the process of identifying plant candidates in the library that may prove beneficial for addressing indications such as ADHD. Magdalena is currently approximately 40-percent owned by Jaguar.

As announced, Jaguar recently executed an out-license deal with Magdalena for a botanical drug candidate for possible schizophrenia and psychoses indications and for development with potential corporate partners. Sourced from a medicinal plant that has a long history of use by traditional healers, the drug candidate demonstrates antipsychotic activity and has a mechanism of action distinct from currently FDA-approved therapies for schizophrenia and other mental conditions that present psychotic symptoms. The drug candidate may have the potential to be the first in a new class of plant-based antipsychotic compounds.

In December 2021, we received conditional approval from the FDA to market Canalevia-CA1 (crofelemer delayed-release tablets), our oral plant-based prescription drug and the only available veterinary drug for the treatment of CID in dogs, and Canalevia-CA1 is now available to multiple leading veterinary distributors in the US. Canalevia-CA1 is a tablet that is given orally and can be prescribed for home treatment of CID. The FDA conditionally approves Canalevia-CA1 under application number 141-552. Conditional approval allows for product commercialization while Jaguar Animal Health continues to collect the substantial evidence of effectiveness required for full approval. We have received a Minor Use in a Major Species (“MUMS”) designation from the FDA for Canalevia-CA1 to treat CID in dogs. FDA has established a “small number” threshold for minor use in each of the seven major species covered by the MUMS Act. The small number threshold is currently 80,000 for dogs, representing the largest number of dogs that can be affected by a disease or condition over a year and still have the use qualify as a minor use.

We believe Jaguar is poised to realize a number of near-term catalysts and value-adding benefits from an expanded pipeline of potential blockbuster human follow-on indications of crofelemer and a second-generation anti-secretory agent-upon which to build global partnerships. Jaguar, through Napo, holds global unencumbered rights for crofelemer, Mytesi, and Canalevia-CA1. Additionally, several drug product opportunities in Jaguar’s crofelemer pipeline are backed by Phase 2 and POC evidence from human clinical trials.

Recent Developments

Securities Purchase Agreement, Limited Waiver

On May 5, 2025, investors holding a majority of the 6% convertible promissory notes issued in the Convertible Notes Financing (as defined below) and warrants executed limited waivers that permit the Company, from time to time, to issue certain additional securities as specified in the limited waiver, notwithstanding the Variable Rate Transaction restriction in the Convertible Note Purchase Agreements (as defined below).

Ongoing Pediatric Investigator-Initiated Trial (IIT) of Crofelemer in Abu Dhabi for Various Congenital Diarrheal Disorders (CDD) Including Microvillus Inclusion Disease (MVID) and Short Bowel Syndrome (SBS-IF)

As announced, initial results from the ongoing pediatric IIT of crofelemer in Abu Dhabi for various CDDs, including MVID and SBS-IF, were presented by Dr. Mohamad Miqdady, the principal investigator for this study, at the April 24-26, 2025 Annual ELITE PED-GI Congress in Abu Dhabi. The results showed crofelemer reduced the required total parenteral nutrition (TPN) and/or supplementary intravenous fluids, collectively referred to as parenteral support (PS) in patients with intestinal failure due to MVID and SBS-IF by up to 27% and 12.5% respectively. In addition, this data showed that crofelemer reduced stool volume output and/or frequency of watery stools, and increased urine output – an indicator of improved nutrient oral absorption.

Section 3(a)(9) Exchanges

On January 28, 2025, the Company entered into a privately negotiated exchange agreement with Uptown Capital, LLC (“Uptown”), pursuant to which the Company issued 1,290,000 shares of Common Stock to Uptown in exchange for a $1,094,952 reduction in the outstanding balance of a royalty interest held by such holder.

On February 14, 2025, the Company entered into a privately negotiated exchange agreement with Streeterville Capital, LLC (“Streeterville”), pursuant to which the Company issued 350,000 shares of Common Stock to Streeterville in exchange for a $291,375 reduction in the outstanding balance of a royalty interest held by such holder.

On April 30, 2025, the Company entered into a privately negotiated exchange agreement with Iliad Research and Trading, L.P. (“Iliad”), pursuant to which the Company issued 57,500 shares of Common Stock to Iliad in exchange for $632,500 reduction in the outstanding balance of a royalty interest by such holder.

On May 13, 2025, the Company entered into a privately negotiated exchange agreement with Iliad, pursuant to which the Company issued 60,000 shares of Common Stock to Iliad in exchange for $ 466,200 reduction in the outstanding balance of a royalty interest by such holder.

On May 14, 2025, the Company entered into a privately negotiated exchange agreement with Streeterville, pursuant to which the Company issued 99 shares of the Company’s Series L Perpetual Preferred Stock (“Series L Preferred Stock”) to Streeterville in exchange for 99 shares of the Company’s Series J Perpetual Preferred Stock held by Streeterville.

On May 14, 2025, the Company entered into a privately negotiated exchange agreement with Iliad, pursuant to which the Company issued 22 shares of Series L Preferred Stock to Iliad in exchange for approximately $550,000 reduction in the outstanding balance of a royalty interest held by Iliad.

The offers, sales, and issuances of the securities described above were deemed to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 3(a)(9) of the Securities Act.

Convertible Notes Financing

On March 26, 2025, the Company entered into securities purchase agreements (the “Convertible Note Purchase Agreements”) with selected institutional and accredited investors (each, a “Note Investor”), pursuant to which the Company agreed to issue approximately $3.4 million aggregate principal amount of convertible promissory notes (collectively, the “Notes”) and warrants to purchase up to 622,584 shares of Common Stock to the Note Investors (the “Convertible Notes Financing”). The Convertible Notes Financing closed on March 31, 2025.

The Notes bear interest at the rate of 6% per annum and will mature on June 30, 2025 (the “Maturity Date”). The Notes are convertible, at each holder’s option, in part or in full, into an aggregate of 622,598 shares (the “Conversion Shares”) of Common Stock, at a conversion price of $5.535 per share for Investors who are not an officer, director, employee or consultant of the Company (collectively, an “Insider”), and $5.555 per share for Investors who are Insiders, subject to adjustment for customary stock dividend, stock split, stock combination or other similar transactions.

As an inducement to enter into the Convertible Note Purchase Agreements, the Investors received warrants (collectively, the “Convert Warrants”) to purchase up to an aggregate of 622,598 shares of Common Stock (the “Convert Warrant Shares”) with an initial exercise price equal to $5.41 per share for Investors who are not Insiders, and $5.43 per share for Investors who are Insiders, in each case subject to adjustment for reclassification of the Common Stock, non-cash dividend, stock split, reverse stock split or other similar transaction (the “Convert Warrant Exercise Price”). The Convert Warrants will be exercisable immediately upon issuance and will expire on the earlier of (i) March 31, 2025, (ii) the consummation of a fundamental transaction and (iii) the consummation of a liquidation event (the “Convert Warrant Expiration Date”).

Certain Insiders, including the Company’s Chief Executive Officer, Chief Financial Officer and certain members of the Company’s board of directors and officers, participated in the Private Placement. These Insiders purchased $535,000 aggregate principal amount of the Notes, which are convertible into up to 96,309 Conversion Shares, and received Convert Warrants to purchase up to 96,309 Convert Warrant Shares.

In connection with the Convertible Notes Financing, the Company issued to H.C. Wainwright & Co., LLC, the placement agent for the Convertible Notes Financing, warrants to purchase up to 37,376 shares of Common Stock (the “Convert PA Warrants”). The Convert PA Warrants are immediately exercisable, expire on the Convert Warrant Expiration Date, and have an exercise price of $6.9188 per share.

The Company also entered into a registration rights agreement with the Investors (the “Registration Rights Agreement”), pursuant to which the Company agreed to register the Conversion Shares and the Convert Warrant Shares. The Company is required to file a registration statement for the resale of such securities no later than April 15, 2025 and to use reasonable best efforts to cause such registration statement to be declared effective by the date that is three days after the Company receives notification (orally or in writing) from the Securities and Exchange Commission (the “SEC”) that such registration statement will not be reviewed or will not be subject to further review by the SEC.

The foregoing descriptions of the Notes, the Convert Warrants, the Convert PA Warrants, the Convertible Note Purchase Agreements, and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to the form of Note, the form of Convert Warrant, the form of Convert PA Warrant, the form of Convertible Note Purchase Agreement and the Registration Rights Agreement. See “Where You Can Find More Information” and “Incorporation of Information by Reference.”

2025 Reverse Stock Split

On March 24, 2025, the Company effected a one-for-25 (1-for-25) reverse split (the “2025 Reverse Stock Split”) of shares of Common Stock. As a result of the Reverse Stock Split, the Company had 674,005 shares of Common

Stock outstanding immediately after effecting the Reverse Stock Split. The shares of Common Stock authorized for issue under our Third Amended and Restated Certificate of Incorporation remained at 298,000,000 shares of Common Stock. All references to Common Stock, warrants to purchase Common Stock, stock options to purchase Common Stock, and related market, conversion and exercise prices in this prospectus supplement have been adjusted to reflect the 2025 Reverse Stock Split.

Stockholder Rights Plan

On February 26, 2025, the board of directors of the Company declared a dividend of (i) one preferred share purchase right (a “Class A Right”) for each share of Common Stock, and (ii) one preferred stock purchase right (a “Class B Right” and together with the Class A Rights, the “Rights”) for each share of non-voting common stock, par value $0.0001 per share, of the Company. The dividend is payable on March 10, 2025 to the stockholders of record at the close of business on March 10, 2025 (the “Record Date”). Each Right initially entitles the registered holder to purchase from the Company one one-thousandth of a share of Series K Junior Participating Preferred Stock, par value $0.0001 per share, of the Company (the “Series K Preferred Stock”) at a price of $4.50 per one one-thousandth of a share of Series K Preferred Stock, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, dated as of February 26, 2025, as the same may be amended from time to time (the “Rights Agreement”), between the Company and Equiniti Trust Company, LLC, as Rights Agent.

Note Amendment

On January 29, 2025, the Company and Napo Pharmaceuticals, Inc., the Company’s wholly-owned subsidiary (“Napo” and together with the Company, the “Borrower”), entered into an amendment (the “Note Amendment”) with Streeterville Capital, LLC (“Streeterville”) to the secured promissory note in the original principal amount of $6,220,812.50 (as amended, the “Note”) issued by Borrower to Streeterville on January 19, 2021 pursuant to that certain Note Purchase Agreement among the same parties dated as of the even date (as amended, the “Note Purchase Agreement”). Pursuant to Note Amendment, the maturity date of the Note was extended to July 20, 2025. On February 13, 2025, the Borrower enter into another amendment with Streeterville to the Note, pursuant to which the maturity date of the Note was further extended to January 20, 2026.

Risks Related to Our Business

Our business, and our ability to execute our business strategy, is subject to a number of risks as more fully described in the section titled “Risk Factors.” These risks include, among others, the following:

•	We have a limited operating history, expect to incur further losses as we grow, and may be unable to achieve or sustain profitability.

•

We expect to incur significant additional costs as we continue commercialization efforts for current prescription drug candidates or other product candidates and undertake the clinical trials necessary to obtain any necessary regulatory approvals, which will increase our losses.

•

We will need to raise substantial additional capital in the future in the event that we conduct clinical trials for new indications and for the launch of Gelclair, and we may be unable to raise such funds when needed and on acceptable terms, which would force us to delay, limit, reduce or terminate one or more of our product development programs.

•

We are substantially dependent on the success of Mytesi, our current lead prescription drug product, and Canalevia-CA1, our conditionally approved prescription drug product for CID in dogs. We cannot be certain that necessary approvals will be received for planned Mytesi or Canalevia-CA1 follow-on indications or that these product candidates will be successfully commercialized, either by us or any of our partners. We cannot be certain that we will be successful in the commercialization of Gelclair.

•

We face uncertainty in the launch of Gelclair as the market for oral mucositis treatments is highly competitive, with established companies and emerging therapies. Gelclair’s success depends on its ability to differentiate itself and gain market share.

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If we are not successful in identifying, licensing, developing, and commercializing additional product candidates and products, our ability to expand our business and achieve our strategic objectives could be impaired.

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Mytesi faces significant competition from other pharmaceutical companies, both for its currently approved indication and for planned follow-on indications, and our operating results will suffer if we fail to compete effectively.

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We may be unable to obtain, or obtain on a timely basis, regulatory approval for our existing or future human or animal prescription drug product candidates under applicable regulatory requirements, which would harm our operating results.

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The failure to identify a reasonable regulatory pathway to make crofelemer available for breast cancer patients based on a responder analysis may lead us to pause, change or discontinue commercialization of other products within our cancer supportive care business.

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The results of our earlier studies of Mytesi may not be predictive of the results in any future clinical trials and species-specific formulation studies, respectively, and we may not be successful in our efforts to develop or commercialize line extensions of Mytesi.

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Development of prescription drug products is inherently expensive, time-consuming, and uncertain, and any delay or discontinuance of our current or future pivotal trials would harm our business and prospects.

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We will partially rely on third parties to conduct our development activities. If these third parties do not successfully carry out their contractual duties, we may be unable to obtain regulatory approvals or commercialize our current or future human or animal product candidates on a timely basis or at all.

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Even if we obtain regulatory approval for planned follow-on indications of crofelemer, Canalevia, or our other product candidates, they may never achieve market acceptance. Further, even if we are successful in the ongoing commercialization of Mytesi, Canalevia-CA1 and our other product candidates, we may not achieve commercial success.

•	Human and animal gastrointestinal health products are subject to unanticipated post-approval safety or efficacy concerns, which may harm our business and reputation.

•	Future federal and state legislation may result in increased exposure to product liability claims, which could result in substantial losses.

•	If we fail to retain current members of our senior management or to identify, attract, integrate, and retain additional key personnel, our business will be harmed.

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We are dependent on two suppliers for the raw material used to produce the active pharmaceutical ingredients in Mytesi and Canalevia-CA1. The termination of either of these contracts would result in a disruption to product development and manufacturing, and harm our business.

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We are dependent upon third-party contract manufacturers, both for the supply of the active pharmaceutical ingredients in Mytesi and Canalevia-CA1, as well as for the supply of finished products for commercialization. The termination of any of these contracts would result in a disruption to product development and manufacturing and harm our business.

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If we are unable to establish sales capabilities on our own or through third parties, we may not be able to market and sell our current or future human products and product candidates, if approved, and generate product or other revenue.

•	We will need to increase the size of our organization and may not successfully manage such growth.

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Canalevia-CA1 and our animal health prescription drug product candidates may be marketed in the US only in the target animals and for the indications for which they are approved, and if we want to expand the approved animals or indications, it will need to obtain additional approvals, which may not be granted.

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The misuse or extra-label use of Mytesi, Canalevia, and our human or animal prescription drug product candidates, if approved by regulatory authorities, may harm our reputation or result in financial or other damages.

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We may be unable to obtain, or obtain on a timely basis, a renewal of conditional approval for Canalevia-CA1 or to eventually obtain full regulatory approval of Canalevia-CA1, which would harm our operating results.

•	We may not maintain the benefits associated with MUMS designation, including market exclusivity.

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The market for our human and animal products, and the gastrointestinal health market as a whole, is uncertain and may be smaller than we anticipate, which could lead to lower revenue and harm our operating results.

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Insurance coverage for Mytesi for its current approved indication could decrease or end, or Mytesi might not receive insurance coverage for any approved follow-on indications, which could lead to lower revenue and harm our operating results.

•	We may face challenges obtaining favorable reimbursement and insurance coverage for Gelclair, which could limit its market adoption and commercial success.

•	We may engage in future acquisitions that increase our capital requirements, dilute our stockholders, cause us to incur debt or assume contingent liabilities, and subject us to other risks.

•	Certain of the countries in which we plan to commercialize our products in the future are developing countries, some of which have potentially unstable political and economic climates.

•	Changing political environment in the US could adversely affect our business and financial performance.

•	Fluctuations in the exchange rate of foreign currencies could result in currency transaction losses.

•	Laws and regulations governing global trade compliance could adversely impact our business.

•	There are other gastrointestinal-focused human pharmaceutical companies, and we face competition in the marketplaces in which we operate or plan to operate.

•	Our obligations to Streeterville are secured by a security interest in all of Napo’s NP-300 assets, so if we default on those obligations, Streeterville could foreclose on the NP-300 assets.

•	Our royalty interests require us to make minimum royalty payments, even if we do not sell a sufficient amount of products to cover the amount of such payments, which may strain our cash resources.

•	Failure in our information technology systems, through cyber-attacks or other data security incidents, could significantly disrupt our operations.

•	Global macroeconomic conditions may negatively affect us and may magnify certain risks that affect our business.

•	Unfavorable global economic conditions could adversely affect our business, financial condition, or results of operations.

•	Substantially all of our revenue for recent periods has been received from two customers.

•	The Company’s ability to attract and retain qualified members of our board of directors may be impacted due to new state laws, including recently enacted gender quotas.

•	Evolving expectations around corporate responsibility practices, specifically related to environmental, social, and governance (“ESG”) matters, may expose us to reputational and other risks.

•	The growing use of artificial intelligence (“AI”) systems to automate processes, analyze data, and support decision-making poses inherent risks.

•	Disruptions at the FDA could delay the review and approval of our product candidates and impact our business.

Corporate Information

We were incorporated in the State of Delaware on June 6, 2013. Our principal executive offices are located at 200 Pine Street, Suite 400, San Francisco, CA 94014, for human health prescription drugs, and our telephone number is (415) 371-8300. We have an additional office at 200 Pine Street, Suite 600, San Francisco, CA 94104, for Jaguar Animal Health. Our website address is https://jaguar.health. The information contained on, or that can be accessed through, our website is not part of this prospectus supplement. Our Common Stock is listed on the Nasdaq Capital Market and trades under the symbol “JAGX.”

THE OFFERING

Common Stock offered by us	246,306 shares of our Common Stock

Concurrent Private Placement	In a concurrent Private Placement, we are also selling to the purchasers Unregistered Warrants to purchase up to 492,612 Unregistered Warrant Shares. The Unregistered Securities are not being registered under the Securities Act and are not offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. The Unregistered Warrants have an exercise price of $5.84 per Unregistered Warrant Share and will expire on the earlier of (i) the 24 -month anniversary of the date of issuance, (ii) the consummation of a fundamental transaction and (iii) the consummation of a liquidation event. See “Concurrent Private Placement.”

Offering price	$6.09 per share of our Common Stock.

Common Stock outstanding prior to this offering	1,018,352 shares

Common Stock to be outstanding after this offering	1,264,658 shares (assuming no exercise of the Unregistered Warrants or Placement Agent Warrants).

Use of proceeds	We estimate that the net proceeds of this offering, after deducting placement agent fees and estimated offering expenses, will be approximately $1.17 million, assuming no exercise of the Unregistered Warrants and Placement Agent Warrants. We intend to use the net proceeds from this offering for working capital purposes and repayment of the Notes that are not converted into Common Stock by holders. We reserve the right, at the sole discretion of our management, to reallocate the proceeds of this offering in response to developments in our business and other factors. See “Use of Proceeds” on page S-50.

Risk factors	You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to invest in our securities.

Nasdaq Capital Market symbol	“JAGX”.

We have two classes of common stock: (i) voting common stock, par value $0.0001 per share, and (ii) non-voting common stock, par value $0.0001 per share. The shares offered by us in this offering are voting common stock.

The number of shares of our Common Stock to be outstanding after this offering is based on 1,018,352 shares of our voting common stock and no shares of our non-voting common stock outstanding as of May 20, 2025, assuming no exercise of the Unregistered Warrants or Placement Agent Warrants, and excludes the following:

•	474,915 shares of Common Stock issuable upon conversion of Notes outstanding, with a weighted-average conversion price of $5.54;

•	516,081 shares of Common Stock issuable to third parties upon conversion of outstanding shares of the Company’s convertible preferred stock;

•	663,005 shares of Common Stock issuable upon exercise of warrants outstanding, with a weighted-average exercise price of $8.66;

•	30,189 shares of Common Stock issuable upon exercise of outstanding options under the 2014 Stock Incentive Plan, with a weighted-average exercise price of $134.76;

•	520 shares of Common Stock issuable upon exercise of outstanding options under the 2020 Employee Inducement Plan, with a weighted-average exercise price of $4.55;

•	26,922 shares of Common Stock that remain available for grant under the 2014 Stock Incentive Plan and 6,773 shares of Common Stock that remain available under the 2020 Employee Inducement Plan; and

•	3,035 and 12,705 shares of Common Stock issuable upon vesting of outstanding restricted stock unit awards (“RSUs”) under the 2014 Stock Incentive Plan and 2020 Employee Inducement Plan, respectively.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks factor described below. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our most recent Quarterly Report on Form 10-Q, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. In such an event, the market price of our Common Stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may harm our business, financial condition, results of operations and prospects.

Risks Related to This Offering

Our management team and board of directors will have immediate and broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree.

The net proceeds from this offering will be immediately available to our management to use at their discretion. We currently intend to use the net proceeds as discussed under “Use of Proceeds” in this prospectus supplement. The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the timing and progress of our product development and commercialization efforts, our funding requirements and the availability and costs of other funds. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipate. Accordingly, our management and board of directors will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management and board of directors with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not result in a favorable, or any, return for us or our stockholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, prospects, financial condition, and results of operations.

You may experience immediate and substantial dilution in the net tangible book value per share of the Common Stock you purchase.

The offering price per share in this offering may exceed the pro forma as adjusted net tangible book value per share of our Common Stock outstanding prior to this offering. Assuming that an aggregate of 246,306 shares of our Common Stock are sold in this offering at a price of $6.09 per share of our Common Stock for aggregate gross proceeds of approximately $1.5 million and assuming no exercise of the Unregistered Warrants or Placement Agent Warrants, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $16.64 per share, representing the difference between our pro forma as adjusted net tangible book value per share as of March 31, 2025 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

There is a limited trading market for our Common Stock, which could make it difficult to liquidate an investment in our Common Stock, in a timely manner.

Our Common Stock is currently traded on The Nasdaq Capital Market. Because there is a limited public market for our Common Stock, investors may not be able to liquidate their investment whenever desired. We cannot assure that there will be an active trading market for our Common Stock and the lack of an active public trading market could mean that investors may be exposed to increased risk. In addition, if we failed to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our Common Stock, which may further affect its liquidity.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Risks Related to Our Common Stock

Our failure to meet the continued listing requirements of The Nasdaq Capital Market could result in a delisting of our Common Stock.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “JAGX.” In order to maintain that listing, we must satisfy minimum financial and other requirements, including, without limitation, the minimum stockholders’ equity requirement and the minimum bid price requirement. There can be no assurances that we will be successful in maintaining, or if we fall out of compliance, in regaining compliance with the continued listing requirements and maintaining the listing of our Common Stock on the Nasdaq Capital Market. Delisting from Nasdaq could adversely affect our ability to raise additional financing through the public or private sale of equity securities, and we would incur additional costs under requirements of state “blue sky” laws in connection with any sales of our securities. Delisting could also have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest, and fewer business development opportunities. If Nasdaq delists our Common Stock, the price of our Common Stock may decline, and our Common Stock may be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the pink sheets, which would negatively affect the liquidity of our Common Stock and an investor may find it more difficult to dispose of their Common Stock or obtain accurate quotations as to the market value of our Common Stock.

On May 23, 2024, we effected a 1-for-60 reverse stock split of our outstanding voting common stock. Additionally, in 2020, the SEC approved a Nasdaq rule change to expedite the delisting of securities of companies that have had one or more reverse stock splits with a cumulative ratio of one for 250 or more shares over the prior two-year period. Under the new rules, if a company falls out of compliance with the $1.00 minimum bid price after completing reverse stock splits over the immediately preceding two years that cumulatively result in a ratio of one for 250 shares, the company will not be able to avail itself of any compliance periods. Nasdaq will instead require the issuance of a Staff delisting determination, which is appealable to a hearings panel. Our ability to remain listed on the Nasdaq Capital Market may be negatively impacted by this new Nasdaq rule.

On June 25, 2024, we received a letter from Nasdaq confirming that we have regained compliance with the bid price requirement under Listing Rule 5550(a)(2). However, in application of Listing Rule 5815(d)(4)(B), the Company will be subject to a mandatory panel monitor for a period of one year through June 25, 2025. If, within that one-year monitoring period, the Nasdaq Listing Qualifications staff (the “Staff”) finds that the Company again out of compliance with the bid price requirement, then, notwithstanding Rule 5810(c)(2), the Company will not be permitted to provide the Staff with a plan of compliance with respect to that deficiency and the Staff will not be permitted to grant additional time for the Company to regain compliance with respect to that deficiency, nor will the Company be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3). Instead, the Staff will issue a delist determination letter and the Company will have an opportunity to request a new hearing with the initial panel or a newly convened hearings panel if the initial panel is unavailable. The Company will have the opportunity to respond/present to the hearings panel as provided by Listing Rule 5815(d)(4)(C) and the Company’s securities may at that time be delisted from Nasdaq.

On March 24, 2025, we effected a 1-for-25 reverse stock split of our outstanding voting common stock.

We continue to actively monitor our performance with respect to the listing standards and will consider available options to resolve any deficiency and maintain compliance with the Nasdaq rules. There can be no assurance that we will be able to maintain compliance or, if we fall out of compliance, regain compliance with any deficiency, or if we implement an option that regains our compliance, maintain compliance thereafter.

If our shares become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on The Nasdaq Capital Market and if the price of our Common Stock is less than $5.00, our Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore, stockholders may have difficulty selling their shares.

The price of our Common Stock could be subject to volatility related or unrelated to our operations, and purchasers of our Common Stock could incur substantial losses.

We have experienced and may continue to experience significant volatility in the price of our Common Stock. From January 2, 2024, through May 16, 2025, the share price of our Common Stock ranged from a high of $540 to a low of $4.37. The reason for the volatility in our stock is not well understood and may continue. Factors that may have contributed to such volatility include but are not limited to, those discussed previously in this “Risk Factors” section of this report and others, such as:

•	delays in the commercialization of Mytesi, Canalevia-CA1, or our other current or future prescription drug product candidates and non-prescription products;

•	any delays in, or suspension or failure of, our current and future studies;

•	announcements of regulatory approval or disapproval of any of our current or future product candidates or of regulatory actions affecting our company or our industry;

•	manufacturing and supply issues that affect product candidate or product supply for our studies or commercialization efforts;

•	quarterly variations in our results of operations or those of our competitors;

•	changes in our earnings estimates or recommendations by securities analysts;

•	the payment of licensing fees or royalties in shares of our Common Stock;

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announcements by us or our competitors of new prescription drug products or product candidates or non-prescription products, significant contracts, commercial relationships, acquisitions or capital commitments;

•	announcements relating to future development or license agreements including termination of such agreements;

•	adverse developments with respect to our intellectual property rights or those of our principal collaborators;

•	commencement of litigation involving us or our competitors;

•	any major changes in our board of directors or management;

•	new legislation in the US relating to the prescription, sale, distribution or pricing of gastrointestinal health products;

•	product liability claims, other litigation or public concern about the safety of our prescription drug product or product candidates and non-prescription products or any such future products;

•	market conditions in the human or animal industry, in general, or in the gastrointestinal health sector, in particular, including performance of our competitors;

•	future issuances of shares of Common Stock or other securities;

•	general economic conditions in the US and abroad; and

•	market speculation regarding any of the foregoing.

In addition, the stock market, in general, or the market for stocks in our industry, in particular, may experience broad market fluctuations, which may adversely affect the market price or liquidity of our Common Stock. Any sudden decline in the market price of our Common Stock could trigger securities class-action lawsuits against us. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit, and the time and attention of our management would be diverted from our business and operations. We also could be subject to damages claims if we were found to be at fault in connection with a decline in our stock price.

A possible “short squeeze” due to a sudden increase in demand for our Common Stock that largely exceeds supply may lead to further price volatility in our Common Stock.

Investors may purchase shares of our Common Stock to hedge existing exposure in our Common Stock or to speculate on the price of our Common Stock. Speculation on the price of our Common Stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our Common Stock available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our Common Stock for delivery to lenders of our Common Stock. Those repurchases may dramatically increase the price of our Common Stock until investors with short exposure can purchase additional shares of Common Stock to cover their short position. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in shares of our Common Stock that are not directly correlated to our company’s performance or prospects. Once investors purchase the shares necessary to cover their short position, the price of our Common Stock may decline.

You may not be able to resell our Common Stock when you wish to sell it or at a price that you consider attractive or satisfactory.

The listing of our Common Stock on The Nasdaq Capital Market does not assure that a meaningful, consistent, and liquid trading market exists. Although our Common Stock is listed on The Nasdaq Capital Market, its trading volume has been limited, and an active trading market for our shares may never develop or be sustained. If an active market for our Common Stock does not develop, you may be unable to sell your shares when you wish to sell them or at a price that you consider attractive or satisfactory. The lack of an active market may also adversely affect our ability to raise capital by selling securities in the future or impair our ability to license or acquire other product candidates, businesses, or technologies using our shares as consideration.

If securities or industry analysts do not publish research or reports about our company, or if they issue adverse or misleading opinions regarding us or our stock, our stock price and trading volume could decline.

The trading market for our Common Stock depends in part on the research and reports that industry or financial analysts publish about us or our business. We do not influence or control the reporting of these analysts. If one or more of the analysts who do cover us downgrade or provide a negative outlook on our company, our industry, or the stock of any of our competitors, the price of our Common Stock could decline. If one or more of these analysts ceases coverage of our company, we could lose visibility in the market, which in turn could cause the price of our Common Stock to decline.

You may be diluted by exercises of outstanding options and warrants, and issuances of securities pursuant to our ATM Agreement and/or our stockholder rights plan.

As of March 31, 2025, we had (i) 663,005 shares of Common Stock issuable upon exercise of outstanding warrants, with weighted-average exercise price of $8.66, (ii) 30,470 shares of Common Stock issuable upon exercise of outstanding options under the 2014 Stock Incentive Plan, at a weighted average exercise price of $296.05 per share, (iii) 3,068 shares of Common Stock issuable upon vesting of the outstanding RSUs under the 2014 Stock Incentive Plan, (iv) 3,650 shares of Common Stock issuable upon vesting of the outstanding RSUs under the 2020 Employee Inducement Plan, (v) 149 shares of Common Stock available for grant under the 2014 Stock Incentive Plan, (vi) 16,346 shares of Common Stock available under the 2020 Employee Inducement Plan, (vii) 521,965 shares of Common Stock issuable to third parties upon conversion of outstanding shares of the Company’s convertible preferred stock, (viii) 631,922 shares of Common Stock issuable upon conversion of Notes outstanding, with a weighted-average conversion price of $5.54, and (ix) no shares of our non-voting common stock issuable at an equivalent share of voting common stock. The exercise of such options, warrants, vesting of RSUs, and conversion of the Notes and the convertible preferred stock will result in further dilution of your investment.

In addition, you may experience further dilution if we issue Common Stock in the future, including Common Stock issued pursuant to the At The Market Offering Agreement (as amended and may be further amended from time to time, the “ATM Agreement”), dated December 10, 2021, and as amended on each of February 2, 2022 and May 23, 2024, by and between the Company and Ladenburg Thalmann & Co. Inc. (“Ladenburg”), and on July 17, 2024, November 13, 2024 and February 4, 2025 by and among the Company, Ladenburg and Lucid Capital Markets, LLC (“Lucid” and, together with Ladenburg, the “Managers”) and securities issued upon exercise of the Rights pursuant to our stockholder rights plan. Pursuant to the ATM Agreement, we may offer and sell our Common Stock from time to time pursuant to the terms of the ATM Agreement. During the three months ended March 31, 2025, we sold and issued an aggregate of 80,007 shares of Common Stock pursuant to the terms of the ATM Agreement for net proceeds of approximately $1.8 million.

As a result of this dilution, you may receive significantly less in net tangible book value than the full purchase price you paid for the shares in the event of liquidation.

Provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable and may lead to entrenchment of management.

Our third amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could delay or prevent changes in control or changes in our management without the consent of our board of directors. These provisions include the following:

•	a classified board of directors with three-year staggered terms, which may delay the ability of stockholders to change the membership of a majority of our board of directors;

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

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the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

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the ability of our board of directors to authorize the issuance of shares of preferred stock and to determine the terms of those shares, including preferences and voting rights, without stockholder approval, which could adversely affect the rights of our common stockholders or be used to deter a possible acquisition of our company;

•	the ability of our board of directors to alter our bylaws without obtaining stockholder approval;

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the required approval of the holders of at least 75% of the shares entitled to vote at an election of directors to adopt, amend, or repeal our bylaws or repeal the provisions of our third amended and restated certificate of incorporation regarding the election and removal of directors;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

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the requirement that a special meeting of stockholders may be called only by the chairman of the board of directors, the chief executive officer, the president, or the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

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advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

These provisions could inhibit or prevent possible transactions that some stockholders may consider attractive.

We are also subject to the anti-takeover provisions contained in Section 203 of the Delaware General Corporation Law. Under Section 203, a corporation generally may not engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or, among other exceptions, the board of directors has approved the transaction.

Our amended and restated bylaws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

Our amended and restated bylaws provide that unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employees to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, (iv) any action asserting a claim that is governed by the internal affairs doctrine or (v) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or bylaws. Any person purchasing or otherwise acquiring any interest in any shares of our capital stock shall be deemed to have notice of and to have consented to this provision of our amended and restated bylaws. This choice-of-forum provision may limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our amended and restated bylaws inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could harm our business and financial condition.

We do not intend to pay dividends on our Common Stock, and your ability to achieve a return on your investment will depend on appreciation in the market price of our Common Stock.

We currently intend to invest our future earnings, if any, to fund our growth and not to pay any cash dividends on our Common Stock. Because we do not intend to pay dividends, your ability to receive a return on your investment will depend on any future appreciation in the market price of our Common Stock. We cannot be certain that our Common Stock will appreciate in price.

The requirements of being a public company, including compliance with the reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act, may strain our resources, increase our costs, and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

Our initial public offering had a significant, transformative effect on us. Prior to our initial public offering, our business operated as a privately held company, and we were not required to comply with public reporting, corporate governance, and financial accounting practices and policies required of a publicly traded company. As a publicly traded company, we incur significant additional legal, accounting, and other expenses compared to historical levels. In addition, new and changing laws, regulations, and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations thereunder, as well as under the Sarbanes-Oxley Act, the JOBS Act and the rules and regulations of the SEC and The Nasdaq Capital Market, may result in an increase in our costs and the time that our board of directors and management must devote to our compliance with these rules and regulations. These rules and regulations have substantially increased our legal and financial compliance costs and diverted management time and attention from our product development and other business activities.

The Sarbanes-Oxley Act requires, among other things, that we assess the effectiveness of our internal control over financial reporting annually and the effectiveness of our disclosure controls and procedures quarterly. In particular, Section 404 of the Sarbanes-Oxley Act, or Section 404, requires us to perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on and our independent registered public accounting firm potentially to attest to the effectiveness of our internal control over financial reporting. We have needed to expend time and resources on documenting our internal control over financial reporting so that we are in a position to perform such evaluation when required. As a smaller reporting company (“SRC”), we expect to avail ourselves of the exemption from the requirement that our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting under Section 404. However, we may no longer avail ourselves of this exemption when we cease to be an SRC. When our independent registered public accounting firm is required to undertake an assessment of our internal control over financial reporting, the cost of our compliance with Section 404 will correspondingly increase. Our compliance with applicable provisions of Section 404 requires that we incur substantial accounting expenses and expend significant management time on compliance-related issues as we implement additional corporate governance practices and comply with reporting requirements. Moreover, if we are not able to comply with the requirements of Section 404 applicable to us in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

We are a smaller reporting company and the reduced reporting requirements applicable to smaller reporting companies may make our Common Stock less attractive to investors.

We are a smaller reporting company (“SRC”) and a non-accelerated filer, which allows us to take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not SRCs or non-accelerated filers, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, reduced disclosure obligations regarding executive compensation in our Annual Report and our periodic reports and proxy statements and providing only two years of audited financial statements in our Annual Report and our periodic reports. We will remain an SRC so long as (a) the aggregate market value of our outstanding Common Stock held by non-affiliates as of the last business day our most recently completed second fiscal quarter is less than $250 million or (b) (1) we have less than $100 million in annual revenues and (2) the aggregate market value of our outstanding Common Stock held by non-affiliates as of the last business day our most recently completed second fiscal quarter is less than $700 million. We cannot predict whether investors will find our Common Stock less attractive if we rely on certain or all of these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock, and our stock price may be more volatile and may decline.

Issuances of shares of Common Stock or securities convertible into or exercisable for shares of Common Stock following this offering, as well as the exercise of options and warrants outstanding and of the Rights pursuant to our stockholder rights plan, will dilute your ownership interests and may adversely affect the future market price of our Common Stock.

The issuance of additional shares of our Common Stock or securities convertible into or exchangeable for our Common Stock could be dilutive to stockholders if they do not invest in future offerings. We intend to use the net proceeds from this offering to continue to fund the development of our business and for working capital purposes and repayment of the Notes that are not converted into Common Stock by holders. We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements, which may cause your ownership interest to be diluted.

In addition, we have a significant number of options and warrants to purchase shares of our Common Stock outstanding, and the Rights outstanding pursuant to our stockholder rights plan. If these securities are exercised or converted, you may incur further dilution. Moreover, to the extent that we issue additional options or warrants to purchase, or securities convertible into or exchangeable for, shares of our Common Stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

A substantial number of shares of our Common Stock may be sold in this offering, which could cause the price of our Common Stock to decline.

In this offering we are selling up to 246,306 shares of Common Stock, which represents 24.19% of our outstanding Common Stock as of May 20, 2025. This sale and any future sales of a substantial number of shares of our securities in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock on the Nasdaq Capital Market. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares of Common Stock for sale will have on the market price of our Common Stock.

We effected three reverse stock splits since January 1, 2022, and we may effectuate a reverse stock split in the future.

We have effected three reverse stock splits since January 1, 2022. We may effectuate a reverse stock split in the future for various reasons, including to increase the per share market price of our Common Stock to the extent required to remain in compliance with the Nasdaq minimum bid price requirement or increase the number of authorized shares of our Common Stock available for issuance.

If we were to effectuate a reverse stock split, there can be no assurance that the market price per share of our Common Stock after a reverse stock split will remain unchanged or increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the reverse stock split. The market price of our shares may fluctuate and potentially decline after a reverse stock split. Accordingly, the total market capitalization of our Common Stock after a reverse stock split may be lower than the total market capitalization before the reverse stock split. Moreover, the market price of our Common Stock following a reverse stock split may not exceed or remain higher than the market price prior to the reverse stock split.

Additionally, there can be no assurance that a reverse stock split will result in a per-share market price that will attract institutional investors or investment funds or that such share price will satisfy investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our Common Stock may not necessarily improve. Further, if a reverse stock split is effected and the market price of our Common Stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split.

Risks Related to Our Business

We have a limited operating history, expect to incur further losses as we grow, and may be unable to achieve or sustain profitability.

Since the consummation of our merger with Napo Pharmaceuticals Inc. in 2017, our operations have been primarily focused on research, development, and the ongoing commercialization of our lead prescription drug product, Mytesi, which the FDA approves for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy. As a result, we have limited meaningful historical operations upon which to evaluate our business and prospects and have not yet demonstrated an ability to broadly commercialize any of our human health products beyond Mytesi for HIV-related diarrhea or animal health products, obtain any required marketing approval for any of our animal prescription drug product candidates or successfully overcome the risks and uncertainties frequently encountered by companies in emerging fields such as the animal health industry or the gastrointestinal health industry in general. Our revenues to date have been insufficient to offset our expenses, and we expect to continue to incur significant research and development and other expenses. Our net comprehensive losses for the years ended December 31, 2024 and 2023, were $39.0 million and $41.9 million, respectively. As of December 31, 2024, we had a total stockholder equity of $6.5 million. We expect to continue to incur losses for the foreseeable future, which will increase significantly from historical levels as we expand our product development activities, seek necessary approvals for our human and veterinary drug product candidates, conduct species-specific formulation studies for our non-prescription products, and increase commercialization activities. Even if we succeed in developing and broadly commercializing one or more of our products or product candidates, we expect to continue to incur losses for the foreseeable future, and we may never become profitable. If we fail to achieve or maintain profitability, then we may be unable to continue our operations at planned levels and be forced to reduce or cease operations.

As more fully discussed in Note 1 to our consolidated financial statements, we believe there is substantial doubt about our ability to continue as a going concern as we do not currently have sufficient cash resources to fund our operations through March 2026, or one year from the filing date of our Form 10-K. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we are unable to continue as a viable entity, our stockholders may lose their investment.

We expect to incur significant additional costs as we continue commercialization efforts for current prescription drug candidates or other product candidates and undertake the clinical trials necessary to obtain any necessary regulatory approvals, which will increase our losses.

Napo commenced sales of Mytesi for adults with HIV/AIDS on antiretroviral therapy in September 2016. Jaguar launched Canalevia-CA1 for chemotherapy-induced diarrhea (“CID”) in dogs in December 2021. We will need to continue to invest in developing our internal and third-party sales and distribution network and outreach efforts to key opinion leaders in the gastrointestinal health industry, including physicians and veterinarians, as applicable.

We are actively identifying additional products for development and commercialization and will continue to expend substantial resources for the foreseeable future to develop Mytesi, NP-300, Canalevia-CA1, and Gelclair. These expenditures will include costs associated with:

•	identifying additional potential prescription drug product candidates and non-prescription products;

•	formulation studies;

•	conducting pilot, pivotal, and toxicology studies;

•	completing other research and development activities;

•	payments to technology licensors;

•	maintaining our intellectual property;

•	obtaining necessary regulatory approvals;

•	establishing commercial supply capabilities; and

•	sales, marketing and distribution of our commercialized products.

We may also incur unanticipated costs in developing and commercializing our products. Because the outcome of our development activities and commercialization efforts is inherently uncertain, the actual amounts necessary to successfully complete the development and commercialization of our current or future products and product candidates may be greater than we anticipate.

Because we anticipate incurring significant costs for the foreseeable future, if we are not successful in broadly commercializing any of our current or future products or product candidates or raising additional funding to pursue our research and development efforts, we may never realize the benefit of our development efforts and our business may be harmed.

In the event that we conduct clinical trials for new indications and new products, we will need to raise substantial additional capital in the future, and we may be unable to raise such funds when needed and on acceptable terms, which would force us to limit new indications and new product development.

We are forecasting continued losses and negative cash flows as we continue to fund our operating and marketing activities and research and development programs and to complete the development of all the current products in our pipeline or any additional products we may identify. We will need to seek additional funds through public or private equity or debt financing or other sources such as strategic collaborations. Any such financings or collaborations may result in dilution to our stockholders, the imposition of debt covenants and repayment obligations, or other restrictions that may harm our business or the value of our Common Stock. We may also seek from time to time to raise additional capital based upon favorable market conditions or strategic considerations such as potential acquisitions or potential license arrangements.

Our future capital requirements depend on many factors, including, but not limited to:

•	the scope, progress, results and costs of researching and developing our current and future prescription drug product candidates and non-prescription products;

•	the timing of, and the costs involved in, obtaining any regulatory approvals for our current and any future products;

•	the number and characteristics of the products we pursue;

•	the cost of manufacturing our current and future products and any products we successfully commercialize;

•	the cost of commercialization activities for Mytesi and Canalevia, if approved, including sales, marketing and distribution costs;

•	the expenses needed to attract and retain skilled personnel;

•	the costs associated with being a public company;

•	our ability to establish and maintain strategic collaborations, distribution, or other arrangements and the financial terms of such agreements; and

•	the costs involved in preparing, filing, prosecuting, maintaining, defending, and enforcing possible patent claims, including litigation costs and the outcome of any such litigation.

General economic conditions, both inside and outside the US, including heightened inflation, capital market volatility, interest rate and currency rate fluctuations, economic slowdown or recession, and geopolitical events, including civil or political unrest (such as the ongoing war between Ukraine and Russia), have resulted in a significant disruption of global financial markets. If the disruption persists and deepens, we could experience an inability to access additional capital, which could, in the future, negatively affect our capacity for certain corporate development transactions or our ability to make other important, opportunistic investments. In addition, market volatility, high levels of inflation, and interest rate fluctuations may increase our financing costs or restrict our access to potential sources of future liquidity. Additional funds may not be available when we need them on terms that are acceptable to us, or we may not have sufficient authorized shares to raise additional capital. If adequate funds are not available to us on a timely basis, we may be required to delay, limit, reduce, or terminate one or more of our product development programs or future commercialization efforts.

We are substantially dependent on the success of Mytesi, our current lead prescription drug product, and Canalevia-CA1, our conditionally approved prescription drug product for CID in dogs. We cannot be certain that necessary approvals will be received for planned Mytesi and Canalevia-CA1 follow-on indications or that these product candidates will be successfully commercialized, either by us or any of our partners. We cannot be certain that we will be successful in the commercialization of Gelclair.

Other than Mytesi and Canalevia-CA1 (for which we have conditional approval), we currently do not have regulatory approval for any of our prescription drug product candidates. Our current efforts are primarily focused on the ongoing commercialization of Mytesi and Canalevia-CA1 and development efforts related to Mytesi and Canalevia-CA1. With regard to Mytesi, we are focused on marketing the product in the US as well as on development efforts related to a follow-on indication for Mytesi in CTD, an important supportive care indication for patients undergoing primary or adjuvant chemotherapy for cancer treatment. Mytesi is also in development for other possible follow-up indications, including the rare disease indications of SBS with intestinal failure and CDD, for IBS-D and idiopathic/functional diarrhea, and for pediatric MVID patients. With regard to Canalevia-CA1, we are focused on the ongoing commercialization of the product in the US for CID in dogs. In addition, a second-generation proprietary anti-secretory agent is in development for symptomatic relief and treatment of moderate-to-severe diarrhea, with or without concomitant antimicrobial therapy, from bacterial, viral, and parasitic infections, including Vibrio cholerae, the bacterium that causes cholera. Crofelemer has been granted orphan-drug designation for SBS and MVID, a CDD condition, by both the FDA and EMA. Accordingly, our near-term prospects, including our ability to generate material product revenue, obtain any new financing if needed to fund our business and operations, or enter into potential strategic transactions, will depend heavily on the success of Mytesi and Canalevia-CA1.

Substantial time and capital resources have been previously devoted by third parties in the development of crofelemer, the active pharmaceutical ingredient (“API”), in Mytesi and Canalevia, and the development of the botanical extract used in Equilevia and Neonorm. Both crofelemer and the botanical extract used in Equilevia and Neonorm were originally developed at Shaman Pharmaceuticals, Inc. (“Shaman”), by certain members of our management team, including Lisa A. Conte, our chief executive officer and president, and Steven R. King, Ph.D., our executive vice president of sustainable supply, ethnobotanical research and intellectual property and secretary. Shaman spent significant development resources before voluntarily filing for bankruptcy in 2001 pursuant to Chapter 11 of the US Bankruptcy Code. The rights to crofelemer and the botanical extract used in Equilevia and Neonorm, as well as other intellectual property rights, were subsequently acquired by Napo from Shaman in 2001 pursuant to a court-approved sale of assets. Ms. Conte founded Napo in 2001 and was Napo’s interim chief executive officer and a member of its board of directors prior to the merger. While at Napo, certain members of our management team, including Ms. Conte and Dr. King, continued the development of crofelemer. Following the merger of Jaguar and Napo in July 2017, Napo became Jaguar’s wholly-owned subsidiary. If we are not successful in the development and commercialization of Mytesi, our business, and our prospects will be harmed.

The successful development and commercialization of Mytesi, Canalevia-CA1 and Gelclair will depend on a number of factors, including the following:

•	our ability to demonstrate, to the satisfaction of the FDA and any other regulatory bodies, the safety and efficacy of Canalevia;

•

our ability and that of our contract manufacturers to manufacture supplies of Mytesi, Canalevia-CA1 and Gelclair, and to develop, validate, and maintain viable commercial manufacturing processes that are compliant with current good manufacturing practices, or cGMPs if required;

•	our ability to successfully market Mytesi, Canalevia-CA1 and Gelclair, whether alone or in collaboration with others;

•	the availability, perceived advantages, relative cost, relative safety, and relative efficacy of our prescription drug product candidates compared to alternative and competing treatments;

•

the acceptance of our prescription drug product candidates and non-prescription products as safe and effective by physicians, veterinarians, patients, animal owners, and the human and animal health community, as applicable;

•	our ability to achieve and maintain compliance with all regulatory requirements applicable to our business; and

•

our ability to obtain and enforce our intellectual property rights and marketing exclusivity for our prescription drug product candidates and non-prescription products, and avoid or prevail in any third-party patent interference, patent infringement claims, or administrative patent proceedings initiated by third parties or the US Patent and Trademark Office (“USPTO”).

Many of these factors are beyond our control. Accordingly, we may not be successful in developing or commercializing Mytesi, Gelclair, Neonorm, Equilevia, Canalevia, or any of our other potential products. If we are unsuccessful or are significantly delayed in commercializing Mytesi or Gelclair, our business and prospects will be harmed and you may lose all or a portion of the value of your investment in our Common Stock.

We face uncertainty in the launch of Gelclair as the market for oral mucositis treatments is highly competitive, with established companies and emerging therapies. Gelclair’s success depends on its ability to differentiate itself and gain market share.

We recently introduced Gelclair in the US as a prescription treatment specifically designed for oral mucositis, a painful and common side effect experienced by cancer patients undergoing chemotherapy and radiation therapy. However, Gelclair faces significant competition from established treatments provided by larger pharmaceutical companies, as well as emerging therapies under development. Many competitors have significantly greater financial resources, well-established brands, extensive marketing capabilities, and strong relationships with healthcare providers, which could limit Gelclair’s market penetration.

Although Gelclair offers distinctive benefits, including rapid and long-lasting pain relief without numbing or stinging the mouth, these benefits alone do not guarantee market acceptance. Our success in commercializing Gelclair will depend substantially on our ability to effectively communicate its unique advantages to healthcare providers and patients and to persuade healthcare providers to integrate Gelclair into their treatment protocols over other established or emerging therapies.

If we are unable to effectively differentiate Gelclair and establish its value in the marketplace, our financial performance and business prospects could be adversely affected.

If we are not successful in identifying, licensing, developing and commercializing additional product candidates and products, our ability to expand our business and achieve our strategic objectives could be impaired.

Although a substantial amount of our efforts is focused on the commercial performance of Mytesi and Canalevia-CA1, a key element of our strategy is to identify, develop and commercialize a portfolio of products to serve the gastrointestinal health market. Most of our potential products are based on our knowledge of medicinal plants. Our current focus is primarily on product candidates whose active pharmaceutical ingredients or botanical extract has been successfully commercialized or demonstrated to be safe and effective in human or animal trials. In some instances, we may be unable to develop these potential products further because of perceived regulatory and commercial risks. Even if we successfully identify potential products, we may still fail to yield products for development and commercialization for many reasons, including the following:

•	competitors may develop alternatives that render our potential products obsolete;

•	an outside party may develop a cure for any disease state that is the target indication for any of our planned or approved drug products;

•	potential products we seek to develop may be covered by third-party patents or other exclusive rights;

•

a potential product may, on further study, be shown to have harmful side effects or other characteristics that indicate it is unlikely to be effective or otherwise does not meet applicable regulatory criteria;

•	a potential product may not be capable of being produced in commercial quantities at an acceptable cost or at all; and

•

a potential product may not be accepted as safe and effective by physicians, veterinarians, patients, animal owners, key opinion leaders, and other decision-makers in the gastrointestinal health market, as applicable.

While we are developing specific formulations, including flavors, methods of administration, new patents, and other strategies with respect to our current potential products, we may be unable to prevent competitors from developing substantially similar products and bringing those products to market earlier than we can. If such competing products achieve regulatory approval and commercialization prior to our potential products, our competitive position may be impaired. If we fail to develop and successfully commercialize other potential products, our business and future prospects may be harmed and we will be more vulnerable to any problems that we encounter in developing and commercializing our current potential products.

Mytesi faces significant competition from other pharmaceutical companies, both for its currently approved indication and for planned follow-on indications, and our operating results will suffer if we fail to compete effectively.

The development and commercialization of products for human gastrointestinal health is highly competitive, and our success depends on our ability to compete effectively with other products in the market. During the ongoing commercialization of Mytesi for its currently approved indication and during the future commercialization of Mytesi for any planned follow-on indications, if such follow-on indications receive regulatory approval, we expect to compete with major pharmaceutical and biotechnology companies that operate in the gastrointestinal space, such as Takeda Pharmaceuticals, Ironwood Pharmaceuticals, Inc., Synergy Pharmaceuticals Inc., and Sebela Pharmaceuticals, Inc..

Many of our competitors and potential competitors in the human gastrointestinal space have substantially more financial, technical, and human resources and a greater ability to lower manufacturing costs, sales and marketing costs than we do. Many also have more experience in developing, manufacturing, regulating, and commercializing human gastrointestinal health products worldwide.

For these reasons, we cannot be certain that we and Mytesi can compete effectively.

We may be unable to obtain, or obtain on a timely basis, regulatory approval for our existing or future human or animal prescription drug product candidates under applicable regulatory requirements, which would harm our operating results.

The research, testing, manufacturing, labeling, approval, sale, marketing and distribution of human and animal health products are subject to extensive regulation. We are typically not permitted to market our prescription drug product candidates in the US until we receive approval of the product from the FDA through the filing of an NDA or NADA, as applicable. To gain approval to market a prescription drug, we must provide the FDA with safety and efficacy data from pivotal trials that adequately demonstrate that our prescription drug product candidates are safe and effective for the intended indications. Likewise, to gain approval to market an animal prescription drug for a particular species, we must provide the FDA with safety and efficacy data from pivotal trials that adequately demonstrate that our prescription drug product candidates are safe and effective in the target species (e.g., dogs, cats or horses) for the intended indications. In addition, we must provide manufacturing data evidencing that we can produce our product candidates in accordance with cGMPs. For the FDA, we must also provide data from toxicology studies, also called target animal safety studies, and in some cases, environmental impact data. In addition to our internal activities, we will partially rely on contract research organizations (“CROs”) and other third parties to conduct our toxicology studies, biostatistical analysis, and certain other product development activities. The results of toxicology studies, other initial development activities, and/or any previous studies in humans or animals conducted by us or third parties may not be predictive of future results of pivotal trials or other future studies, and failure can occur at any time during the conduct of pivotal trials and other development activities by us or our CROs. Our pivotal trials may fail to show the desired safety or efficacy of our prescription drug product candidates despite promising initial data or the results in previous human or animal studies conducted by others. The success of a prescription drug product candidate in prior animal studies or in the treatment of humans does not ensure success in subsequent studies. Clinical trials in humans and pivotal trials in animals sometimes fail to show a benefit, even for drugs that are effective, because of statistical limitations in the design of the trials or other statistical anomalies. Therefore, even if our studies and other development activities are completed as planned, the results may not be sufficient to obtain the required regulatory approval for a product candidate.

Regulatory authorities can delay, limit, or deny approval of any of our prescription drug product candidates for many reasons, including:

•	if they disagree with our interpretation of data from our pivotal studies or other development efforts;

•	if we are unable to demonstrate to their satisfaction that our product candidate is safe and effective for the target indication and, if applicable, in the target species;

•	if they require additional studies or change their approval policies or regulations;

•	if they do not approve the formulation, labeling, or specifications of our current and future product candidates; and

•	if they do not approve the manufacturing processes of our third-party contract manufacturers.

Further, even if we receive the required approval, such approval may be for a more limited indication than we originally requested, and the regulatory authority may not approve the labeling that we believe is necessary or desirable for successful commercialization.

Any delay or failure in obtaining any necessary regulatory approval for the intended indications of our human or animal product candidates would delay or prevent the commercialization of such product candidates and would harm our business and our operating results.

The failure to identify a reasonable regulatory pathway to make crofelemer available for breast cancer patients based on a responder analysis may lead us to pause, change or discontinue commercialization of other products within our cancer supportive care business.

As previously announced, while the initial top line results from the OnTarget study showed that the clinical trial did not meet its primary estimand for the prespecified analysis of all tumor types and all targeted therapies, in the prespecified subgroup of patients with breast cancer, crofelemer showed statistically significant improvement in the monthly responder analysis. We are scheduling a meeting with FDA in Q2 2025 to review these results and discuss possible pathways to make crofelemer available as efficiently as possible to breast cancer patients. If we cannot identify a reasonable pathway to make crofelemer available for breast cancer patients based on such responder analysis, we may decide to pause, change or discontinue development of other products within our supportive care business, which could prevent us from, or significantly delay, achieving profitability and could result in disruptions to our business including potential impairment charges, restructuring costs, or costs that are greater than expected.

The results of our earlier studies of Mytesi may not be predictive of the results in any future clinical trials and species-specific formulation studies, respectively, and we may not be successful in our efforts to develop or commercialize line extensions of Mytesi.

Our human and animal product pipeline includes a number of potential indications of Mytesi, our lead prescription product. The results of our studies and other development activities and of any previous studies in humans or animals conducted by us or third parties may not be predictive of future results of these clinical studies and formulation studies, respectively. Failure can occur at any time during the conduct of these trials and other development activities. Even if our formulation/clinical studies and other development activities are completed as planned, the results may not be sufficient to pursue a particular line extension for Mytesi. Further, even if we obtain promising results from our clinical trials or species-specific formulation studies, as applicable, we may not successfully commercialize any line extension. Because line extensions are developed for a particular market, we may not be able to leverage our experience from the commercial launch of Mytesi in new markets. If we are not successful in developing and successfully commercializing these line extension products, we may not be able to grow our revenue, and our business may be harmed.

Development of prescription drug products is inherently expensive, time-consuming and uncertain, and any delay or discontinuance of our current or future pivotal trials would harm our business and prospects.

Development of prescription drug products for human and animal gastrointestinal health remains an inherently lengthy, expensive, and uncertain process, and our development activities may not be successful. We do not know whether our current or planned pivotal trials for any of our product candidates will begin or conclude on time, and they may be delayed or discontinued for a variety of reasons, including if we are unable to:

•	address any safety concerns that arise during the course of the studies;

•	complete the studies due to deviations from the study protocols or the occurrence of adverse events;

•	add new study sites;

•	address any conflicts with new or existing laws or regulations; or

•	reach agreement on acceptable terms with study sites, which can be subject to extensive negotiation and may vary significantly among different sites.

Further, we may not be successful in developing new indications for Mytesi and Canalevia-CA1, and Neonorm may be subject to the same regulatory regime as prescription drug products in jurisdictions outside the US. Any delays in completing our development efforts will increase our costs, delay our development efforts and approval process, and jeopardize our ability to commence product sales and generate revenue. Any of these occurrences may harm our business, financial condition, and prospects. In addition, factors that may cause a delay in the commencement or completion of our development efforts may also ultimately lead to the denial of regulatory approval of our product candidates, which, as described above, would harm our business and prospects.

We will partially rely on third parties to conduct our development activities. If these third parties do not successfully carry out their contractual duties, we may be unable to obtain regulatory approvals or commercialize our current or future human or animal product candidates on a timely basis or at all.

We will partially rely upon Biostatisticians to conduct our toxicology studies and for other development activities. We intend to rely on CROs to conduct one or more of our planned pivotal trials. These CROs are not our employees, and except for contractual duties and obligations, we have limited ability to control the amount or timing of resources that they devote to our programs or manage the risks associated with their activities on our behalf. We are responsible for ensuring that each of our studies is conducted in accordance with the development plans and trial protocols presented to regulatory authorities. Any deviations by our CROs may adversely affect our ability to obtain regulatory approvals, subject us to penalties, or harm our credibility with regulators. The FDA and foreign regulatory authorities also require us and our CROs to comply with regulations and standards, GCPs or GLPs, for conducting, monitoring, recording, and reporting the results of our studies to ensure that the data and results are scientifically valid and accurate.

Agreements with CROs generally allow the CROs to terminate in certain circumstances with little or no advance notice. These agreements generally will require our CROs to reasonably cooperate with us at our expense for an orderly winding down of the CROs’ services under the agreements. If the CROs conducting our studies do not comply with their contractual duties or obligations, if they experience work stoppages, do not meet expected deadlines, or if the quality or accuracy of the data they obtain is compromised, we may need to secure new arrangements with alternative CROs, which could be difficult and costly. In such an event, our studies may also need to be extended, delayed, or terminated as a result, or may need to be repeated. If any of the foregoing were to occur, regulatory approval, if required, and commercialization of our product candidates may be delayed, and we may be required to expend substantial additional resources.

Even if we obtain regulatory approval for planned follow-on indications of crofelemer, Canalevia, or our other product candidates, they may never achieve market acceptance. Further, even if we are successful in the ongoing commercialization of Mytesi, Canalevia-CA1 and our other product candidates, we may not achieve commercial success.

If we obtain necessary regulatory approvals for planned follow-on indications of crofelemer or our other product candidates, such products may still not achieve market acceptance and may not be commercially successful. Market acceptance of Mytesi, Canalevia, and any of our other products depends on a number of factors, including:

•	the safety of our products as demonstrated in our target animal studies;

•	the indications for which our products are approved or marketed;

•

the potential and perceived advantages over alternative treatments or products, including generic medicines and competing products currently prescribed by physicians or veterinarians, as applicable, and, in the case of animal products, products approved for use in humans that are used extra-label in animals;

•	the acceptance by physicians, veterinarians, and companion animal owners, as applicable, of our products as safe and effective;

•	the cost in relation to alternative treatments and willingness on the part of physicians, veterinarians, patients, and animal owners, as applicable, to pay for our products;

•	the prevalence and severity of any adverse side effects of our products;

•	the relative convenience and ease of administration of our products; and

•	the effectiveness of our sales, marketing, and distribution efforts.

Any failure by Mytesi, Canalevia, or our other products to achieve market acceptance or commercial success would harm our financial condition and the results of operations.

Human and animal gastrointestinal health products are subject to unanticipated post-approval safety or efficacy concerns, which may harm our business and reputation.

The success of our commercialization efforts will depend upon the perceived safety and effectiveness of human and animal gastrointestinal health products, in general, and of our products, in particular. Unanticipated safety or efficacy concerns can subsequently arise with respect to approved prescription drugs products, such as Mytesi and Gelclair, or non-prescription products, such as Neonorm, which may result in product recalls or withdrawals or suspension of sales, as well as product liability and other claims. Any safety or efficacy concerns, recalls, withdrawals, or suspensions of sales of our products could harm our reputation and business, regardless of whether such concerns or actions are justified.

Future federal and state legislation may result in increased exposure to product liability claims, which could result in substantial losses.

Under current federal and state laws, companion and production animals are generally considered to be the personal property of their owners and as such, the owners’ recovery for product liability claims involving their companion and production animals may be limited to the replacement value of the animal. Companion animal owners and their advocates, however, have filed lawsuits from time to time seeking non-economic damages such as pain and suffering and emotional distress for harm to their companion animals based on theories applicable to personal injuries to humans. If new legislation is passed to allow recovery for such non-economic damages, or if precedents are set allowing for such recovery, we could be exposed to increased product liability claims that could result in substantial losses to us if successful. In addition, some horses can be worth millions of dollars or more, and product liability for horses may be very high. While we currently have product liability insurance, such insurance may not be sufficient to cover any future product liability claims against us.

If we fail to retain current members of our senior management or to identify, attract, integrate, and retain additional key personnel, our business will be harmed.

Our success depends on our continued ability to attract, retain, and motivate highly qualified management and scientific personnel. We are highly dependent upon our senior management, particularly Lisa A. Conte, our president and Chief Executive Officer. The loss of services of any of our key personnel would cause a disruption in our ability to develop our current or future product pipeline and commercialize our products and product candidates. Although we have offer letters with these key members of senior management, such agreements do not prohibit them from resigning at any time. To help attract, retain, and motivate qualified management and other personnel, we use share-based incentive awards such as employee stock options and restricted stock units. However, given the volatility in our stock price, it may be more difficult and expensive to recruit and retain employees, particularly senior management, through grants of stock or stock options. If our share-based compensation ceases to be viewed as a valuable benefit, our ability to attract, retain, and motivate qualified management and other personnel could be weakened, which could harm our results of operations and adversely affect the timing or outcomes of our current and planned studies, as well as the prospects for commercializing our products.

In addition, competition for qualified personnel in the human gastrointestinal health field is intense because there are a limited number of individuals who are trained or experienced in the field. We will need to hire additional personnel as we expand our product development and commercialization activities. Even if we are successful in hiring qualified individuals, as we are a growing organization, we do not have a track record for integrating and retaining individuals. If we are not successful in identifying, attracting, integrating or retaining qualified personnel on acceptable terms, or at all, our business will be harmed.

We are dependent on two suppliers for the raw materials used to produce the active pharmaceutical ingredients in Mytesi and Canalevia-CA1. The termination of either of these contracts would result in a disruption to product development and harm our business for Mytesi, Canalevia-CA1 and Gelclair.

The raw material used to manufacture Mytesi and Canalevia-CA1 is CPL derived from the Croton lechleri tree, which is found in countries in South America, principally Peru. The ability of our contract suppliers to harvest CPL is governed by the terms of their respective agreements with local government authorities. Although CPL is available from multiple suppliers, we only have contracts with two suppliers to obtain CPL and arrange the shipment to our contract manufacturer. Accordingly, if our contract suppliers do not or are unable to comply with the terms of our respective agreements, and we are not able to negotiate new agreements with alternate suppliers on terms that we deem commercially reasonable, it may harm our business and prospects. The countries from which we obtain CPL could change their laws and regulations regarding the export of natural products or impose or increase taxes or duties payable by exporters of such products. Restrictions could be imposed on the harvesting of the natural products, or additional requirements could be implemented for the replanting and regeneration of the raw material. Such events could have a significant impact on our cost and ability to produce Mytesi, Canalevia-CA1, and anticipated line extensions.

We are dependent upon third-party contract manufacturers, both for the supply of the active pharmaceutical ingredients in Mytesi and Canalevia-CA1, as well as for the supply of finished products for commercialization.

Indena is a producer of the API used to manufacture Canalevia-CA1 and Mytesi, as well as the botanical extract in Neonorm. Glenmark is the current manufacturer of crofelemer, the active API in Canalevia-CA1 and Mytesi. As announced in October 2015, we have entered into an agreement with Thermofisher, a provider of drug development and delivery solutions, under which Thermofisher provides enteric-coated tablets to us for use in humans and animals. We also may contract with additional third parties for the formulation and supply of finished products, which we will use in our planned studies and commercialization efforts.

We are dependent upon our contract manufacturers for the supply of the API in Mytesi, Canalevia-CA1 and our other products. We currently have sufficient quantities of the API used in Mytesi and Canalevia-CA1 to support our projected sales efforts. We are working with our contract manufacturers to increase the API manufacturing capacity of the API to support the sales forecast for 2025 and beyond. If our contract manufacturer cannot manufacture sufficient quantities of the API in a timely manner, we could suffer losses due to lost sales opportunities. We currently have sufficient quantities of the botanical extract used in Neonorm and Equilevia to support planned commercialization efforts for Neonorm and Equilevia. If we are not successful in reaching agreements with third parties on terms that we consider commercially reasonable for manufacturing and formulation of Mytesi and Canalevia-CA1, or if our contract manufacturer and formulator are not able to produce sufficient quantities or quality of the Mytesi and Canalevia-CA1 API or finished product under their agreements, it could delay our plans and harm our business prospects.

The facilities used by our third-party contractors are subject to inspections, including by the FDA and other regulators, as applicable. We also depend on our third-party contractors to comply with cGMPs. If our third-party contractors do not maintain compliance with these strict regulatory requirements, they and we will not be able to secure or maintain regulatory approval for their facilities, which would have an adverse effect on our operations. In addition, in some cases, we also depend on our third-party contractors to produce supplies in conformity with our specifications, maintain quality control and quality assurance practices, and not employ disqualified personnel. If the FDA or a comparable foreign regulatory authority does not approve the facilities of our third-party contractors if so required, or if it withdraws any such approval in the future, we may need to find alternative manufacturing or formulation facilities, which could result in delays in our ability to develop or commercialize our products, if at all. We and our third-party contractors also may be subject to penalties and sanctions from the FDA and other regulatory authorities for any violations of applicable regulatory requirements. The EMA employs different regulatory standards than the FDA, so we may require multiple manufacturing processes and facilities for the same product candidate or any approved product. We are also exposed to risk if our third-party contractors do not comply with the negotiated terms of our agreements or if they suffer damage or destruction to their facilities or equipment.

If we are unable to establish sales capabilities on our own or through third parties, we may not be able to market and sell our current or future human products and product candidates, if approved, and generate product or other revenue.

We currently have limited sales, marketing, or distribution capabilities, and prior to Napo’s launch of Mytesi for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy, and our launch of Neonorm for pre-weaned dairy calves and Canalevia-CA1 for CID in dogs, we had no experience in the sale, marketing, and distribution of human or animal health products. There are significant risks involved in building and managing a sales organization, including our potential inability to attract, hire, retain, and motivate qualified individuals, generate sufficient sales leads, provide adequate training to sales and marketing personnel, and effectively oversee a geographically dispersed sales and marketing team. Any failure or delay in the development of our internal sales, marketing, and distribution capabilities and entry into adequate arrangements with distributors or other partners would adversely impact the commercialization of Mytesi, Canalevia-CA1, Gelclair, and/or any of our other products. If we are not successful in commercializing Mytesi Canalevia-CA1, Gelclair, and/or any of our other products, for their respective currently approved or conditionally approved indications or for any potential follow-on indications, either on our own or through one or more distributors, or in generating upfront licensing or other fees, including through the previously announced licensing arrangement between Napo Pharmaceuticals, Inc. and Napo Therapeutics S.p.A., we may never generate significant revenue and may continue to incur significant losses, which would harm our financial condition and results of operations.

We will need to increase the size of our organization and may not successfully manage such growth.

As of March 31, 2025, we had fifty-one employees. Our ability to manage our growth effectively will require us to hire, train, retain, manage, and motivate additional employees and to implement and improve our operational, financial, and management systems. These demands also may require the hiring of additional senior management personnel or the development of additional expertise by our senior management personnel. If we fail to expand and enhance our operational, financial, and management systems in conjunction with our potential future growth, it could harm our business and operating results.

Canalevia-CA1 and our animal health prescription drug product candidates, if approved, may be marketed in the US only in the target animals and for the indications for which they are approved, and if we want to expand the approved animals or indications, it will need to obtain additional approvals, which may not be granted.

We may market or advertise Canalevia-CA1 and our animal health prescription drug product candidates approved by regulatory authorities only in the specific species and for treatment of the specific indications for which they were approved, which could limit the use of the products by veterinarians and animal owners. We intend to develop, promote, and commercialize approved products for new animal treatment indications in the future, but we cannot be certain whether or at what additional time and expense we will be able to do so. If we do not obtain marketing approvals for new indications, our ability to expand our animal health business may be harmed.

Under the Animal Medicinal Drug Use Clarification Act of 1994, veterinarians are permitted to prescribe extra-label uses of fully approved animal drugs and approved human drugs for animals under certain conditions. While veterinarians may in the future prescribe and use human-approved products or use our products for extra-label uses, we may not promote our animal health products for extra-label uses. We note that extra-label uses are uses for which the product has not received approval. If the FDA determines that any of our marketing activities constitute promotion of an extra-label use, we could be subject to regulatory enforcement, including seizure of any misbranded or mislabeled drugs, and civil or criminal penalties, any of which could have an adverse impact on our reputation and expose us to potential liability. We will continue to spend resources ensuring that our promotional claims for our animal health products and product candidates remain compliant with applicable FDA laws and regulations, including materials we post or link to on our website. For example, in 2012, our Chief Executive Officer received an “untitled letter” from the FDA while at Napo regarding pre-approval promotion statements constituting misbranding of crofelemer, which was then an investigational drug. These statements were included in archived press releases included on Napo’s website. Napo was required to expend time and resources to revise its website to remove the links in order to address the concerns raised in the FDA’s letter.

The misuse or extra-label use of Mytesi, Canalevia-CA1 and Gelclair and our human or animal prescription drug product candidates approved by regulatory authorities may harm our reputation or result in financial or other damages.

If our human or animal prescription drug product candidates are approved by regulatory authorities, there may be increased risk of product liability if physicians, veterinarians, patients, animal owners or others, as applicable, attempt to use such products extra-label, including the use of our products for indications or in species for which they have not been approved. Furthermore, the use of an approved human or animal drug such as Mytesi, Canalevia-CA1 and Gelclair for indications other than those indications for which such products have been approved may not be effective, which could harm our reputation and lead to an increased risk of litigation. If we are deemed by a governmental or regulatory agency to have engaged in the promotion of any approved human or animal product for extra-label use, such agency could request that we modify our training or promotional materials and practices, and we could be subject to significant fines and penalties, and the imposition of these sanctions could also affect our reputation and position within the gastrointestinal health industry. Any of these events could harm our reputation and our operating results.

We may be unable to obtain, or obtain on a timely basis, a renewal of conditional approval for Canalevia-CA1 or to eventually obtain full regulatory approval of Canalevia-CA1, which would harm our operating results.

On December 21, 2021, the FDA conditionally approved Canalevia-CA1 (crofelemer delayed-release tablets) for the treatment of CID in dogs under application number 141-552. FDA’s conditional approval allows the Company to legally sell Canalevia-CA1 before proving it meets the “substantial evidence” standard of effectiveness for full approval. The Company may request renewal of the conditional approval annually for up to four more years, for a total of five years of conditional approval. To receive a renewal from FDA, the Company must show active progress toward proving “substantial evidence of effectiveness” for full approval.

If the FDA grants all four annual renewals, the Company has up to four-and-a-half years to develop and submit the necessary data to complete the effectiveness requirement. If the Company does not submit all necessary information to support full approval of Canalevia-CA1 by this four-and-a-half-year deadline, the conditional approval terminates immediately. The Company would then be required to stop marketing the drug because it would be considered to be unapproved.

If the Company submits the necessary information before the four-and-a-half-year deadline, the conditional approval period runs another six months, for a total of five years, while the FDA reviews the application for full approval. The conditional approval automatically terminates five years after the date of the initial conditional approval. If FDA does not fully approve the drug before the five-year termination date, the Company would then have to stop marketing the drug because it would be considered to be unapproved.

We may not maintain the benefits associated with MUMS designation, including market exclusivity.

Although we have received MUMS designation for Canalevia-CA1 for the treatment of CID in dogs, we may not maintain the benefits associated with MUMS designation. MUMS designation is a status similar to “orphan drug” status for human drugs. When we were granted MUMS designation for Canalevia-CA1 for the indication of CID in dogs, we became eligible for incentives to support the approval or conditional approval of the designated use. This designation does not allow us to commercialize a product until such time as we obtain approval or conditional approval of the product.

Because Canalevia-CA1 has received MUMS designation for the identified particular intended use, we are eligible to obtain seven years of exclusive marketing rights upon approval (or conditional approval) of Canalevia-CA1 for that intended use and become eligible for grants to defray the cost of our clinical work. Each designation that is granted must be unique, i.e., only one designation can be granted for a particular API in a particular dosage form for a particular intended use. The intended use includes both the target species and the disease or condition to be treated.

At some point, we could lose MUMS designation. The basis for a lost designation can include but is not limited to, our failure to engage with due diligence in moving forward with a nonconditional approval. In addition, MUMS designation may be withdrawn for a variety of reasons such as where the FDA determines that the request for designation was materially defective, or if the manufacturer is unable to assure sufficient quantity of the prescription drug product to meet the needs of animals with the rare disease or condition. If this designation is lost, it could have a negative impact on the product and us, which includes but is not limited to, market exclusivity related to MUMS designation, or eligibility for grants as a result of MUMS designation.

The market for our human and animal products, and the gastrointestinal health market as a whole, is uncertain and may be smaller than we anticipate, which could lead to lower revenue and harm our operating results.

It is very difficult to estimate the commercial potential of any of our human or animal products because the gastrointestinal health market continues to evolve and it is difficult to predict the market potential for our products. The market will depend on important factors such as safety and efficacy compared to other available treatments, changing standards of care, preferences of physicians, as applicable, the willingness of patients, as applicable, to pay for such products, and the availability of competitive alternatives that may emerge either during the product development process or after commercial introduction. If the market potential for our human or animal products is less than we anticipate due to one or more of these factors, it could negatively impact our business, financial condition and results of operations. Further, the willingness of patients to pay for our products may be less than we anticipate, and may be negatively affected by overall economic conditions.

Insurance coverage for Mytesi for its current approved indication could decrease or end, or Mytesi might not receive insurance coverage for any approved follow-on indications, which could lead to lower revenue and harm our operating results.

For its current approved indication, Mytesi is currently reimbursed by almost all of commercial and Medicare insurance plans. Mytesi is currently covered by Medicaid in all 50 states. However, the nature or extent of coverage for Mytesi by any of these plans or programs could change or be terminated, or Mytesi might not receive insurance coverage for any approved follow-on indications. Either outcome could lead to significantly lower revenue and significantly harm our operating results.

We may face challenges obtaining favorable reimbursement and insurance coverage for Gelclair, which could limit its market adoption and commercial success.

Gelclair’s commercial success significantly depends on obtaining favorable reimbursement and insurance coverage from third-party payers, including private insurance companies, Medicare, Medicaid, and other governmental programs. Even though Gelclair is FDA-approved and has demonstrated clinical benefits, insurers may limit reimbursement or require higher patient co-payments or other restrictions, potentially making Gelclair less accessible to patients. If we cannot secure adequate reimbursement or favorable coverage terms, healthcare providers and patients may be less likely to choose Gelclair, thereby adversely affecting its market adoption and our overall commercial performance and financial results.

We may engage in future acquisitions that increase our capital requirements, dilute our stockholders, cause us to incur debt or assume contingent liabilities and subject us to other risks.

We may evaluate various strategic transactions, including licensing or acquiring complementary products, technologies, or businesses. Any potential acquisitions may entail numerous risks, including increased operating expenses and cash requirements, assimilation of operations and products, retention of key employees, diversion of our management’s attention, and uncertainties in our ability to maintain key business relationships of the acquired entities. In addition, if we undertake acquisitions, we may issue dilutive securities, assume or incur debt obligations, incur large one-time expenses, and acquire intangible assets that could result in significant future amortization expenses. Moreover, we may not be able to locate suitable acquisition opportunities, and this inability could impair our ability to grow or obtain access to technology or products that may be important to the development of our business.

Certain of the countries in which we plan to commercialize our products in the future are developing countries, some of which have potentially unstable political and economic climates.

We may commercialize our products in jurisdictions that are developing and emerging countries. This may expose us to the impact of political or economic upheaval, and we could be subject to unforeseen administrative or fiscal burdens. At present, we are not insured against the political and economic risks of operating in these countries. Any significant changes to the political or economic climate in any of the developing countries in which we operate or plan to sell products either now or in the future may substantially affect our business, financial condition, trading performance, and prospects.

Changing political environment in the US could adversely affect our business and financial performance.

The evolving political landscape in the US presents potential risks to our operations, including regulatory changes, policy uncertainty, or economic disruptions. These developments could lead to unforeseen administrative or financial burdens that adversely impact our business. While we monitor such developments closely, we currently do not maintain insurance coverage against political or regulatory risks. Any significant adverse changes in the US political or economic climate may materially impact our business operations, financial condition, and future prospects.

Fluctuations in the exchange rate of foreign currencies could result in currency transaction losses.

As we expand our operations, we expect to be exposed to risks associated with foreign currency exchange rates. We anticipate that we may commercialize Mytesi and Canalevia-CA1 and its line extensions in jurisdictions outside the US. As a result, we may also be further affected by fluctuations in exchange rates in the future to the extent that sales are denominated in currencies other than US dollars. We do not currently employ any hedging or other strategies to minimize this risk, although we may seek to do so in the future.

Laws and regulations governing global trade compliance could adversely impact our business.

The US Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) and the Bureau of Industry and Security (“BIS”) at the US Department of Commerce administer certain laws and regulations that restrict US persons and, in some instances, non-US persons, in conducting activities, transacting business with or making investments in certain countries, governments, entities and individuals subject to US economic sanctions. In addition, engaging in sales activities to foreign governments introduces additional compliance risks, including risks specific to anti-bribery regulations, including the US Foreign Corrupt Practices Act of 1977, as amended, or the FCPA, the U.K. Bribery Act 2010 and other similar statutory requirements prohibiting bribery and corruption in the jurisdictions in which we operate. The FCPA prohibits US corporations and their representatives from offering, promising, authorizing, or making payments to any foreign government official, government staff member, political party, or political candidate in an attempt to obtain or retain business abroad. The scope of the FCPA includes interactions with certain healthcare professionals in many countries. Other countries have enacted similar anti-corruption laws and/or regulations.

Our international operations subject us to these laws and regulations, which are complex, restrict our business dealings with certain countries, governments, entities, and individuals, and are constantly changing. Further restrictions may be enacted, amended, enforced, or interpreted in a manner that materially impacts our operations.

Violations of these regulations are punishable by civil penalties, including fines, denial of export privileges, injunctions, asset seizures, debarment from government contracts, and revocations or restrictions of licenses, as well as criminal fines and imprisonment. We have established policies and procedures designed to assist with our compliance with such laws and regulations. However, there can be no assurance that our policies and procedures will prevent us from violating these regulations in every transaction in which we may engage or that any businesses that we may acquire have complied with such regulations, and such a violation could adversely affect our reputation, business, financial condition, results of operations and cash flows.

There are other gastrointestinal-focused human pharmaceutical companies, and we face competition in the marketplaces in which we operate or plan to operate.

Our commercial success in the human drug arena remains dependent on maintaining or establishing a competitive position in the market for the currently approved specialty indication of Mytesi as well as for planned Mytesi follow-on indications. In the IBS-D market, in particular, several competitors have commercially available products approved for our planned IBS-D indication. The availability of our competitors’ products could limit the demand and the price we are able to charge for any drug candidate we develop. The inability to compete with existing or subsequently introduced drug candidates would have a material adverse impact on our business, financial condition, and prospects.

Our obligations to Streeterville are secured by a security interest in all of Napo’s NP-300 assets, so if we default on those obligations, Streeterville could foreclose on the NP-300 assets.

Our obligations under the secured promissory note issued to Streeterville Capital, LLC (“Streeterville”) are secured by a first priority security interest in all existing and future NP-300 technology held by Napo, including intellectual property, as provided in the Security Agreement, dated January 19, 2021, between Napo and Streeterville. As a result, if we default on our obligations under these agreements, Streeterville could foreclose on its security interests and liquidate some or all of these assets, which would harm our plans to develop and commercialize NP-300, financial condition and results of operations and could require us to reduce or cease operations with respect to NP-300.

Our royalty interests require us to make minimum royalty payments, even if we do not sell a sufficient amount of products to cover such payments, which may strain our cash resources.

Since March 2020, we have sold royalty interests to certain lenders that entitle such lenders to receive future royalties on sales of our products. These royalty interests require us to make minimum royalty payments beginning in 2021, even if we do not sell a sufficient amount of product to cover such payments, which may strain our cash resources. The total minimum royalty payments will be approximately $27.0 million in 2026.

Failure in our information technology systems, including cyber-attacks or other data security incidents, could significantly disrupt our operations.

Our operations depend, in part, on the continued performance of our information technology systems. Our information technology systems are potentially vulnerable to physical or electronic break-ins, computer viruses, phishing attacks, and other types of disruptions. We have and continue to experience cyber-attacks of varying degrees. Our security measures may also be breached due to employee error, malfeasance, system errors or other vulnerabilities. Such breach or unauthorized access or attempts by outside parties to fraudulently induce employees or users to disclose sensitive information in order to gain access to our data could result in significant legal and financial exposure, and damage to our reputation that could potentially have an adverse effect on our business. Because the techniques used to obtain unauthorized access or sabotage systems change frequently, become more sophisticated, and often are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures. Additionally, cyber-attacks could also compromise trade secrets and other sensitive information and result in such information being disclosed to others and becoming less valuable, which could negatively affect our business. Although we have information technology security systems, a successful cybersecurity attack or other data security incident could result in the misappropriation and/or loss of confidential or personal information, create system interruptions, deploy malicious software that attacks our systems, or result in financial losses. It is possible that a cybersecurity attack might not be noticed for some period of time. The occurrence of a cyber-security attack or incident could result in business interruptions from the disruption of our information technology systems or negative publicity resulting in reputational damage to our stockholders and other stakeholders and/or increased costs to prevent, respond to, or mitigate cybersecurity events. In addition, the unauthorized dissemination of sensitive personal information or proprietary or confidential information could expose us or other third parties to regulatory fines or penalties, litigation, and potential liability, or otherwise harm our business.

Global macroeconomic conditions may negatively affect us and may magnify certain risks that affect our business.

Our business is sensitive to general economic conditions, both inside and outside the US Slower global economic growth, credit market crises, high levels of unemployment, reduced levels of capital expenditures, government deficit reduction, changes in inflation and interest rate environments, sequestration and other austerity measures, impact of rising tariffs, aggressive trade policies and other challenges affecting the global economy adversely affects us and our distributors, customers, and suppliers. It is uncertain how long these effects will last or whether economic and financial trends will worsen or improve. Changes in economic conditions, supply chain constraints, and steps taken by governments and central banks could lead to higher inflation than previously experienced or expected, which could, in turn, lead to an increase in costs. In an inflationary environment, we may be unable to raise the prices of our products sufficiently to keep up with the rate of inflation. Such uncertain economic times may have a material adverse effect on our revenues, results of operations, financial condition, and, if circumstances worsen, our ability to raise capital at reasonable rates. If slower growth in the global economy or in any of the markets we serve continues for a significant period, if there is significant deterioration in the global economy or such markets, or if improvements in the global economy don’t benefit the markets we serve, our business and financial statements could be adversely affected.

Additionally, as a result of any future global economic downturn, our third-party payers may delay or be unable to satisfy their reimbursement obligations. Sales of our principal products are dependent, in part, on the availability and extent of reimbursement from third-party payers, including government programs such as Medicare and Medicaid and private-payer healthcare and insurance programs. A reduction in the availability or extent of reimbursement from government and/or private payer healthcare programs could have a material adverse effect on the sales of our products, our business, and the results of our operations.

Current economic conditions may adversely affect the ability of our distributors, customers, suppliers, and service providers to obtain the liquidity required to pay for our products or to buy necessary inventory or raw materials and to perform their obligations under agreements with us, which could disrupt our operations, and could negatively impact our business and cash flow. Although we make efforts to monitor these third parties’ financial condition and their liquidity, our ability to do so is limited, and some of them may become unable to pay their bills in a timely manner or may even become insolvent, which could negatively impact our business and results of operations. These risks may be elevated with respect to our interactions with third parties with substantial operations in countries where current economic conditions are the most severe, particularly where such third parties are themselves exposed to sovereign risk from business interactions directly with fiscally challenged government payers.

At the same time, significant changes and volatility in the financial markets, in the consumer and business environment, in the competitive landscape, and in the global political and security landscape make it increasingly difficult for us to predict our revenues and earnings into the future. As a result, any revenue or earnings guidance or outlook that we have given or might give may be overtaken by events or may otherwise turn out to be inaccurate. Though we endeavor to give reasonable estimates of future revenues and earnings at the time we give such guidance, based on then-current conditions, there is a significant risk that such guidance or outlook will turn out to be, or to have been, incorrect.

Unfavorable global economic conditions could adversely affect our business, financial condition, or results of operations.

Our business, financial condition, results of operations, or prospects could be adversely affected by general conditions in the global economy and in the global financial markets. A severe or prolonged economic downturn, including as a result of the ongoing war in Ukraine, interest rate fluctuations, rising inflation, recession, or other global financial or geopolitical crises, could result in a variety of risks to our business, including weakened demand for our product candidates, if approved, or our ability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy could also strain our suppliers and contract manufacturing organizations (“CMO”), possibly resulting in supply or manufacturing disruption. Any of the foregoing could harm our business and we cannot anticipate all the ways in which such conditions could adversely impact our business.

Substantially all of our revenue for recent periods has been received from two customers.

Substantially all of our revenue has been derived from two customers. Except for the shelter-in-place mandate, we have not been made aware by our customers if they have experienced issues that may materially impact our financial condition, liquidity or results of operations. We will continue to have dialogues with our customers.

Evolving expectations around corporate responsibility practices, specifically related to ESG matters, may expose us to reputational and other risks.

Investors, stockholders, customers, suppliers, and other third parties are increasingly focusing on ESG and corporate social responsibility endeavors and reporting. Companies that do not adapt to or comply with the evolving investor or stakeholder expectations and standards or which are perceived to have not responded appropriately may suffer from reputational damage and result in the business, financial condition and/or stock price of a company being materially and adversely affected. Further, this increased focus on ESG issues may result in new regulations and/or third-party requirements that could adversely impact our business or certain stockholders reducing or eliminating their holdings of our stock. Additionally, an allegation or perception that we have not taken sufficient action in these areas could negatively harm our reputation.

The growing use of AI systems to automate processes, analyze data, and support decision-making poses inherent risks.

Flaws, biases, or malfunctions in systems powered by AI could lead to operational disruptions, data loss, or erroneous decision-making, that may impact business operations, financial condition, and reputation. Ethical and legal challenges may arise, including biases or discrimination in AI outcomes, non-compliance with data protection regulations, and lack of transparency. Furthermore, the deployment of AI systems could expose the Company to increased cybersecurity threats, such as data breaches and unauthorized access leading to financial losses, legal liabilities, and reputational damage. The Company also faces competitive risks if it fails to adopt AI or other machine learning technologies in a timely fashion.

Disruptions at the FDA could delay the review and approval of our product candidates and impact our business.

Recent layoffs at the FDA, although primarily targeting administrative and general support roles, have had significant effects on the agency’s review divisions. While most frontline reviewers directly responsible for evaluating new product applications have remained in their positions, many key support personnel within those divisions—such as project managers and staff responsible for coordinating and tracking submissions—have been terminated. These individuals play an essential role in the efficient processing and communication of new drug and device applications.

In addition, the FDA has experienced the departure of numerous senior scientists across major departments, including those focused on drugs, vaccines, devices, and food safety. The loss of this expertise has weakened institutional knowledge and reduced the depth of scientific evaluation within the agency. These staffing changes have led to operational strain, resulting in slower review cycles, missed deadlines, and reduced engagement between FDA staff and product sponsors. There are also reports that some remaining reviewers are considering leaving the agency due to increased workloads and internal disruption, raising additional concerns about the FDA’s ability to meet its regulatory obligations.

Experts have warned that the FDA may face sustained delays in issuing guidance, reviewing applications, and scheduling meetings with sponsors. In more extreme cases, there could be a reduction in the number of review divisions, which would further reduce the agency’s capacity. While the core reviewing functions remain for now, the broader disruptions within the FDA are expected to lead to slower, less predictable, and potentially less effective regulatory oversight.

Any delays in regulatory reviews or diminished engagement with the FDA could adversely affect the development timelines, approval prospects, and commercialization of our product candidates, and may materially harm our business, financial condition, and results of operations.

Risks Related to Intellectual Property

We cannot be certain that our patent strategy will be effective in protecting against competition.

Our commercial success depends in large part on obtaining and maintaining patent, trademark, and trade secret protection of our human or animal products, both prescription and non-prescription, our current human or animal product candidates and any future human or animal product candidates, and their respective components, formulations, methods used to manufacture them and methods of treatment, as well as successfully defending our patents and other intellectual property rights against third-party challenges. Our ability to stop unauthorized third parties from making, using, selling, offering to sell, or importing our products or our product candidates is dependent upon the extent to which we have rights under valid and enforceable patents, trade secrets, and other similar intellectual property that cover these activities. The patent prosecution process is expensive and time-consuming, and we may not be able to prepare, file, and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of inventions made in the course of development and commercialization activities in time to obtain patent protection on them.

We have a portfolio of US and foreign-issued patents and pending applications related to our products and product candidates. We have issued three US patents, which are listed in the FDA’s Orange Book for Mytesi. We plan to rely on certain of these issued patents as protection for Canalevia-CA1. The strength of patents in the field of pharmaceuticals and animal health involves complex legal and scientific questions and can be uncertain. We cannot be certain that pending applications will be issued as patents. For those patents that are already issued and even if other patents are successfully issued, third parties may challenge their validity, enforceability, or scope, which may result in such patents being narrowed, invalidated, or held unenforceable. Furthermore, even if they are unchallenged, our patents may not adequately protect our intellectual property or prevent others from designing around their claims. If the patents we have are not maintained, their scope is significantly narrowed, or if we cannot obtain issued patents from pending applications, our business and prospects will be harmed.

The Leahy-Smith America Invents Act, patent reform legislation enacted in 2011, could increase the uncertainties and costs surrounding the prosecution of any patent applications and the enforcement or defense of any patents that are issued. The Leahy-Smith Act introduced significant changes to US patent law. These include provisions that affect the way patent applications are prosecuted, redefine prior art, may affect patent litigation, and switch the US patent system from a “first-to-invent” system to a “first-to-file” system. Under a “first-to-file” system, assuming the other requirements for patentability are met, the first inventor to file a patent application is generally entitled to the patent on an invention regardless of whether another inventor had made the invention earlier. The USPTO developed regulations and procedures to govern the administration of the Leahy-Smith Act, and many of the substantive changes to patent law associated with the Leahy-Smith Act, and in particular, the first-to-file provisions, became effective on March 16, 2013. Among some of the other changes to the patent laws are changes that limit where a patentee may file a patent infringement suit and that provide opportunities for third parties to challenge any issued patent in the USPTO. The Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our patents and any other patents that are issued, all of which could harm our business and financial condition.

Obtaining and maintaining our patent protection depends on compliance with various procedural requirements, document submission, fee payment, and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance and annuity fees on any issued patent and, in certain jurisdictions, pending applications are due to be paid to the USPTO and foreign patent agencies in several stages over the lifetime of the patent. The USPTO and various foreign governmental patent agencies require compliance with a number of procedurals, documentary, fee payment, and other similar provisions during the patent application process. While an inadvertent lapse can, in many cases, be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of a patent or patent application include failure to respond to official actions within prescribed time limits, non-payment of fees, and failure to properly legalize and submit formal documents. If we fail to maintain the patents and patent applications covering our prescription drug products, prescription drug product candidates, and non-prescription products, our competitors might be able to enter the market, which would harm our business.

Third parties may initiate legal proceedings alleging that we are infringing their intellectual property rights, which would be costly and time-consuming and, if successfully asserted against us, delay or prevent the development and commercialization of our current or future products and product candidates.

Our research, development, and commercialization activities may infringe, otherwise violate, or be claimed to infringe or otherwise violate patents owned or controlled by other parties. There may be patents already issued that we are unaware of that might be infringed by a product or one of our current or future prescription drug product candidates or non-prescription products. Moreover, it is also possible that patents may exist that we are aware of but that we do not believe are relevant to our current or future prescription drug product candidates or non-prescription products, which could nevertheless be found to block our freedom to market these products.

Because patent applications can take many years to issue and may be confidential for 18 months or more after filing, there may be applications now pending of which we are unaware and which may later result in issued patents that may be infringed by our current or future prescription drug product candidates or non-prescription products. We cannot be certain that our products, current or future prescription drug product candidates or non-prescription products will not infringe these or other existing or future third-party patents. In addition, third parties may obtain patents in the future and claim that the use of our technologies infringes upon these patents.

To the extent we become subject to future third-party claims against us or our collaborators, we could incur substantial expenses, and if any such claims are successful, we could be liable to pay substantial damages, including treble damages and attorney’s fees if we or our collaborators are found to be willfully infringing a third-party’s patents. If a patent infringement suit were brought against us or our collaborators, we or they could be forced to stop or delay research, development, manufacturing, or sales of the human or animal prescription drug or non-prescription product that is the subject of the suit. Even if we are successful in defending such claims, infringement and other intellectual property claims can be expensive and time-consuming to litigate and divert management’s attention from our business and operations. As a result of or in order to avoid potential patent infringement claims, we or our collaborators may be compelled to seek a license from a third party for which we would be required to pay license fees, royalties, or both. Moreover, these licenses may not be available on acceptable terms or at all. Even if we or our collaborators were able to obtain such a license, the rights may be nonexclusive, which could allow our competitors access to the same intellectual property. Any of these events could harm our business and prospects.

Our proprietary position depends upon the botanical guidance of our drug approval and patents that are formulation or method-of-use patents, which do not prevent a competitor from using the same human or animal drug for another use.

Composition-of-matter patents on the API in prescription drug products are generally considered to be the strongest form of intellectual property protection because such patents provide protection without regard to any particular method of use, manufacture, or formulation of the API used. The composition-of-matter patents for crofelemer, the API in Mytesi and Canalevia-CA1 have expired, and the issued patents and applications relevant to our products and product candidates cover methods of use for crofelemer and the botanical extract in Neonorm and Equilevia.

Method-of-use patents protect the use of a product for the specified method, and formulation patents cover formulations of the API or botanical extract. These types of patents do not prevent a competitor from developing or marketing an identical product for an indication that is outside the scope of the patented method or from developing a different formulation that is outside the scope of the patented formulation. Moreover, with respect to method-of-use patents, even if competitors do not actively promote their product for our targeted indications or uses for which we may obtain patents, physicians may recommend that patients use our products extra-label, and veterinarians may recommend that animal owners use these products extra-label, or animal owners may do so themselves. Although extra-label use may infringe or contribute to the infringement of method-of-use patents, the practice is common, and such infringement is difficult to prevent or prosecute.

We may be involved in lawsuits to protect or enforce our patents, which could be expensive, time-consuming, and unsuccessful, and third parties may challenge the validity or enforceability of our patents, and they may be successful.

We intend to rely upon a combination of regulatory exclusivity periods, patents, trade secret protection, and confidentiality agreements to protect the intellectual property related to Mytesi, our current prescription drug product candidates, non-prescription products, and our development programs.

If the breadth or strength of protection provided by any patents, patent applications, or future patents we may own, license, or pursue with respect to any of our current or future product candidates or products is threatened, it could threaten our ability to commercialize any of our current or future human or animal product candidates or products. Further, if we encounter delays in our development efforts, the period of time during which we could market any of our current or future product candidates or products under any patent protection we obtain would be reduced.

Given the amount of time required for the development, testing, and regulatory review of new product candidates or products, patents protecting such candidates might expire before or shortly after such product candidates or products are commercialized. The USPTO has issued a patent term extension certificate extending the term of US 7,341,744 by 1,075 days under 35 U.S.C 156. With respect to requests for patent term extensions, the applicable authorities, including the USPTO and the FDA, and any equivalent regulatory authority in other countries, may not agree with our assessment of whether such extensions are available and may refuse to grant extensions to patents, or may grant more limited extensions than requested. If this occurs, our competitors may take advantage of our investment in development and trials by referencing our clinical and preclinical data and launching their product earlier than might otherwise be the case.

Even where laws provide protection, or we are able to obtain patents, costly and time-consuming litigation may be necessary to enforce and determine the scope of our proprietary rights, and the outcome of such litigation would be uncertain. Moreover, any actions we may take to enforce our intellectual property against our competitors could provoke them to bring counterclaims against us, and some of our competitors have substantially greater intellectual property portfolios than we have. To counter infringement or unauthorized use of any patents we may obtain, we may be required to file infringement claims, which can be expensive and time-consuming to litigate. In addition, if we or one of our future collaborators were to initiate legal proceedings against a third party to enforce a patent covering one of our products, current product candidates, or one of our future products, the defendant could counterclaim that the patent is invalid or unenforceable. In patent litigation in the US, defendant counterclaims alleging invalidity or unenforceability are commonplace, and challenges to the validity of patents in certain foreign jurisdictions are common as well. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, non-enablement, or lack of statutory subject matter. Grounds for an unenforceability assertion could be an allegation that someone connected with the prosecution of the patent withheld relevant material information from the USPTO or made a materially misleading statement during prosecution. Under the Hatch-Waxman Act, a competitor seeking to market a generic form of Mytesi before the expiration of any of the patents listed in the FDA’s Orange Book for Mytesi could file an ANDA with a certification under 21 U.S.C. § 3559(j)(2)(A)(iv) that each of these patents (except for those which the ANDA filer states it will market only after its expiration) is either invalid, unenforceable or not infringed. We may assert the patents in Hatch-Waxman litigation against the party filing the ANDA to keep the competing product off of the market until the patents expire, but there is a risk that we will not succeed. The party filing the ANDA may also counterclaim in the litigation that our patents are not valid or unenforceable, and the court may find one or more claims of our patents invalid or unenforceable. If this occurs, a competing generic product could be marketed prior to the expiration of our patents listed in the Orange Book, which would harm our business.

Third parties may also raise similar validity claims before the USPTO in post-grant proceedings such as ex parte reexaminations, inter partes review, or post-grant review, or oppositions or similar proceedings outside the US, in parallel with litigation or even outside the context of litigation. The outcome following legal assertions of invalidity and unenforceability is unpredictable. If a defendant were to prevail on a legal assertion of invalidity or unenforceability, we would lose at least part, and perhaps all, of any future patent protection on one or more of our products or our current or future product candidates. Such a loss of patent protection could harm our business. We cannot be certain that there is no invalidating prior art, of which we and the patent examiner were unaware during prosecution or other basis for a finding of invalidity. Litigation proceedings may fail and, even if successful, may result in substantial costs and distract our management and other employees. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. In addition, public announcements of the results of hearings, motions, or other interim proceedings or developments could be made public. If securities analysts or investors perceive these results to be unsuccessful, it could have an adverse effect on the price of our Common Stock. Finally, we may not be able to prevent misappropriation of our trade secrets or confidential information, particularly in countries where the laws may not protect those rights as fully as in the US.

If we are unable to prevent disclosure of our trade secrets or other confidential information to third parties, our competitive position may be impaired.

We also rely on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable or for which we have not filed patent applications, processes for which patents are difficult to enforce, and other elements of our product development processes that involve proprietary know-how, information or technology that is not covered by patents. Although we require all of our employees to assign their inventions to us and endeavor to execute confidentiality agreements with all of our employees, consultants, advisors, and any third parties who have access to our proprietary know-how, information, or technology, we cannot be certain that we have executed such agreements with all parties who may have helped to develop our intellectual property or had access to our proprietary information, or that our agreements will not be breached. We cannot guarantee that our trade secrets and other confidential, proprietary information will not be disclosed or that competitors will not otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. If we are unable to prevent disclosure of our intellectual property to third parties, we may not be able to maintain a competitive advantage in our market, which would harm our business.

Any disclosure to or misappropriation of our confidential, proprietary information by third parties could enable competitors to quickly duplicate or surpass our technological achievements.

Changes in US patent law could diminish the value of patents in general, thereby impairing our ability to protect our products.

As is the case with other human or animal pharmaceutical product companies, our success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the human and animal health industries involves both technological and legal complexity. Therefore, obtaining and enforcing patents is costly, time-consuming, and inherently uncertain. In addition, the US has recently enacted and implemented wide-ranging patent reform legislation. The US Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by the US Congress, the federal courts, and the USPTO, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce patents that we have or that we might obtain in the future.

We may not be able to protect our intellectual property rights throughout the world, which could impair our business.

Filing, prosecuting and defending patents on human and animal drug products, product candidates and non-prescription products throughout the world would be prohibitively expensive. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we may obtain patent protection, but where patent enforcement is not as strong as that in the US. These products may compete with our products in jurisdictions where we do not have any issued or licensed patents and any future patent claims or other intellectual property rights may not be effective or sufficient to prevent such competition.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, particularly those relating to animal health products, which could make it difficult for us to stop the infringement of our future patents, if any, or patents we have in licensed, or marketing of competing products in violation of our proprietary rights generally. Further, the laws of some foreign countries do not protect proprietary rights to the same extent or in the same manner as the laws of the US. As a result, we may encounter significant problems in protecting and defending our intellectual property both in the US and abroad. Proceedings to enforce our future patent rights, if any, in foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business.

Our business could be harmed if we fail to obtain certain registered trademarks in the US or in other countries.

Our registered and pending US trademarks include MYTESI®, JAGUAR HEALTH®, the Jaguar Health Logo®, NAPO®, Napo Logo®, Napo Therapeutics, CANALEVIA, CANALEVIA-CA1, CANALEVIA-CA2, EQUILEVIA, NEONORM®, JAGUAR ANIMAL HEALTH®, and the Jaguar Animal Health Logo®. We also own registered and pending applications for the CANALEVIA mark in a number of foreign countries. During trademark registration proceedings, we may receive rejections of our trademark applications. If so, we will have an opportunity to respond, but we may be unable to overcome such rejections. In addition, the USPTO and comparable agencies in many foreign jurisdictions may permit third parties to oppose pending trademark applications and to seek to cancel registered trademarks. If opposition or cancellation proceedings are filed against any of our trademark applications or any registered trademarks, our trademarks may not survive such proceedings. Moreover, any name we propose to use with our prescription drug product candidates in the US, including CANALEVIA and CANALEVIA-CA1, must be approved by the FDA, regardless of whether we have registered or applied to register as a trademark. The FDA typically conducts a review of proposed prescription drug product names, including an evaluation of potential for confusion with other product names. If the FDA objects to any of our proposed proprietary product names, we may be required to expend significant additional resources in an effort to identify a suitable substitute name that would qualify under applicable trademark laws, not infringe the existing rights of third parties and be acceptable to the FDA.

We may be subject to claims that our employees, consultants or independent contractors have wrongfully used or disclosed confidential information of third parties.

We have received confidential and proprietary information from third parties. In addition, we employ individuals who were previously employed at other biotechnology, pharmaceutical or animal health companies. We may be subject to claims that we or our employees, consultants or independent contractors have inadvertently or otherwise improperly used or disclosed confidential information of these third parties or our employees’ former employers. Litigation may be necessary to defend against any such claims. Even if we were successful in defending against any such claims, such litigation could result in substantial cost and be a distraction to our management and employees.

Even if we receive any of the required regulatory approvals for our current or future prescription drug product candidates and non-prescription products, we will be subject to ongoing obligations and continued regulatory review, which may result in significant additional expenses and delays.

If the FDA or any other regulatory body approves any of our current or future prescription drug product candidates, or if necessary, our non-prescription products, the manufacturing processes, clinical development, labeling, packaging, distribution, adverse event reporting, storage, advertising, promotion and recordkeeping for the product may be subject to extensive and ongoing regulatory requirements. These requirements could include but are not limited to, submissions of efficacy and safety and other post-marketing information and reports, establishment registration, and product listing, compliance with new rules promulgated under the FSMA, as well as continued compliance with cGMPs, GLPs, and GCPs for any studies that we conduct post-approval. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with our contract manufacturers or manufacturing processes, or failure to comply with regulatory requirements, are reportable events to the FDA and may result in, among other things:

•	restrictions on the marketing or manufacturing of the product, withdrawal of the product from the market, revised labeling, or voluntary or involuntary product recalls;

•	additional clinical studies, fines, warning letters or holds on target animal studies;

•

refusal by the FDA, or other regulators to approve pending applications or supplements to approved applications filed by us or our strategic collaborators related to the unknown problems, or suspension or revocation of the problematic product’s license approvals;

•	product seizure or detention, or refusal to permit the import or export of products; and

•	injunctions and/or the imposition of civil or criminal penalties.

The FDA or other regulatory agency’s policies may change, and additional government regulations may be enacted that could prevent, limit, or delay regulatory approval of our product candidates or require certain changes to the labeling or additional clinical work concerning the safety and efficacy of the product candidates. We cannot predict the likelihood, nature, or extent of government regulation that may arise from future legislation or administrative action in the US or abroad. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any marketing approval that we may have obtained, and we may not achieve or sustain profitability, which would harm our business. In addition, failure to comply with these regulatory requirements could result in significant penalties and delays.

In addition, from time to time, we may enter into consulting and other financial arrangements with physicians or veterinarians, who prescribe or recommend our products once approved. As a result, we may be subject to state, federal, and foreign healthcare and/or veterinary medicine laws. If our financial relationships with veterinarians are found to be in violation of such laws that apply to us, we may be subject to penalties.

Further, our commercial supply is regulated by the FDA, which requires regular filings of annual reports and may include modifications by the Company to our approvals. Failure to gain agreement from the FDA on a timely basis could adversely affect our commercial supply of products.

Lastly, if we obtain conditional approval for our current or future drug product candidates, this conditional approval is renewable annually for five years and may be withdrawn or terminated under certain circumstances either during or at the end of the five-year period. For example, even though we have obtained conditional approval for Canalevia-CA1, if we do not undertake substantial efforts to do additional clinical research each year for the next five years, the FDA could terminate such conditional approval by refusing to renew the conditional approval.

Any of our current or future prescription drug product candidates or non-prescription products may cause or contribute to adverse medical events that we would be required to report to regulatory authorities and if we fail to do so, we could be subject to sanctions that would harm our business.

If we are successful in commercializing any of our current or future prescription drug product candidates or non-prescription products, certain regulatory authorities will require that we report certain information about adverse medical events if those products may have caused or contributed to those adverse events. The timing of our obligation to report would be triggered by the date we become aware of the adverse event as well as the nature of the event. We may fail to report adverse events we become aware of within the prescribed timeframe. We may also fail to appreciate that we have become aware of a reportable adverse event, especially if such an event is not reported to us as an adverse event or if it is an adverse event that is unexpected or removed in time from the use of our products. If we fail to comply with our reporting obligations, the regulatory authorities could take action including, but not limited to, criminal prosecution, seizure of our products, facility inspections, removal of our products from the market, recalls of certain lots or batches, or cause a delay in approval or clearance of future products.

Legislative or regulatory reforms with respect to animal health may make it more difficult and costly for us to obtain regulatory clearance or approval of any of our current or future product candidates and to produce, market, and distribute our products after clearance or approval is obtained.

From time to time, legislation is drafted and introduced in the US Congress or other jurisdictions in which we intend to operate that could significantly change the statutory provisions governing the testing, regulatory clearance or approval, manufacture, and marketing of regulated products. In addition, the FDA’s regulations and guidance are often revised or reinterpreted by the FDA and such other regulators in ways that may significantly affect our business and our products and product candidates. Similar changes in laws or regulations can occur in other countries. Any new regulations or revisions or reinterpretations of existing regulations in the US or in other countries may impose additional costs or lengthen review times of any of our current or future products and product candidates. We cannot determine what effect changes in regulations, statutes, legal interpretation or policies, when and if promulgated, enacted or adopted may have on our business in the future. Such changes could, among other things, require:

•	changes to manufacturing methods;

•	additional clinical trials or testing;

•	new requirements related to approval to enter the market;

•	recall, replacement, or discontinuance of certain products; and

•	additional record keeping or the development of certain regulatory-required hazard identification plans.

Each of these would likely entail substantial time and cost and could harm our financial results. In addition, delays in receipt of or failure to receive regulatory clearances or approvals for any future products would harm our business, financial condition, and results of operations.

We believe that our non-prescription products are not subject to regulation by regulatory agencies in the US, but there is a risk that regulatory bodies may disagree with our interpretation or may redefine the scope of their regulatory reach in the future, which would result in additional expense and could delay or prevent the commercialization of these products.

The FDA retains jurisdiction over all animal prescription drug products. However, in many instances, the Federal Trade Commission will exercise primary or concurrent jurisdiction with the FDA on non-prescription products as to post-marketing claims made regarding the product. On April 22, 1996, the FDA published a statement in the Federal Register, 61 FR 17706, that it believes that the Dietary Supplement and Health Education Act (“DSHEA”) does not apply to animal health supplement products, such as our non-prescription products. Accordingly, the FDA’s Center for Veterinary Medicine only regulates those animal supplements that fall within the FDA’s definition of an animal drug, animal food, or animal feed additive. The Federal Food Drug and Cosmetic Act defines food as “articles used for food or drinks for man or other animals and articles used as components of any such article.” Animal foods are not subject to pre-market approval and are designed to provide a nutritive purpose to the animals that receive them. Feed additives are defined as those articles that are added to an animal’s feed or water, as illustrated by the guidance documents. Our non-prescription products are not added to food, are not ingredients in food, nor are they added to any animal’s drinking water. Therefore, our non-prescription products do not fall within the definition of a food or feed additive. In light of the pronouncement by the FDA that the DSHEA was not intended to apply to animals, the FDA seeks to regulate such supplements as food or food additives depending on the intended use of the product. The intended use is demonstrated by how the article is included in a food or added to the animals’ intake (i.e., through its drinking water). If the intended use of the product does not fall within the proscribed use, making the product a food, it cannot be regulated as a food. There is no intent to make our non-prescription products a component of animal food, either directly or indirectly. A feed additive is a product that is added to a feed for any reason, including the top dressing of an already prepared feed. Some additives, such as certain forage, are deemed to be Generally Recognized as Safe, or GRAS, and therefore, not subject to a feed Additive Petition approval prior to use. However, the substances deemed GRAS are generally those that are recognized as providing nutrients as food does. We do not believe that our non-prescription products fit within this framework either. Finally, a new animal drug refers to drugs intended for use in the diagnosis, cure, mitigation, treatment, or prevention of disease in animals. Our non-prescription Neonorm Foal and Neonorm Calf products are not intended to diagnose, cure, mitigate, treat, or prevent disease and, therefore, do not fit within the definition of an animal drug. Additionally, because a previously marketed human formulation of the botanical extract in our non-prescription products was regulated as a human dietary supplement subject to the DSHEA (and not regulated as a drug by the FDA), we do not believe that the FDA would regulate the animal formulation used in our non-prescription products in a different manner. We do not believe that our non-prescription products fit the definition of an animal drug, food, or food additive and, therefore, are not regulated by the FDA at this time.

However, despite many such unregulated animal supplements currently on the market, the FDA may choose in the future to exercise jurisdiction over animal supplement products, in which case, we may be subject to unknown regulations, thereby inhibiting our ability to launch or to continue marketing our non-prescription products. In the past, the FDA has redefined or attempted to redefine some non-prescription non-feed products as falling within the definition of drug, feed or feed additive and therefore subjected those products to the relevant regulations. We have not discussed with the FDA its belief that the FDA currently does not exercise jurisdiction over our non-prescription products. Should the FDA assert regulatory authority over our non-prescription products, we would take commercially reasonable steps to address the FDA’s concerns, potentially including but not limited to seeking registration for such products, reformulating such products to further distance such products from regulatory control, or ceasing the sale of such products. Further, the Animal and Plant Health Inspection Service, an agency of the USDA, may at some point choose to exercise jurisdiction over certain non-prescription products that are not intended for production animals. We do not believe we are currently subject to such regulation but could be in the future. If the FDA or other regulatory agencies, such as the USDA, try to regulate our non-prescription products, we could be required to seek regulatory approval for our non-prescription products, which would result in additional expense and could delay or prevent the commercialization of these products.

Even if we receive the required regulatory approvals for our current or future prescription drug product candidates and non-prescription products, we will be subject to ongoing obligations and continued regulatory review, which may result in significant additional expenses.

If the FDA or any other regulatory body approves any of our current or future prescription drug product candidates, or if necessary, our non-prescription products, the manufacturing processes, clinical development, labeling, packaging, distribution, adverse event reporting, storage, advertising, promotion and recordkeeping for the product is subject to extensive and ongoing regulatory requirements. These requirements could include but are not limited to, submissions of efficacy and safety and other post-marketing information and reports, establishment registration, and product listing, compliance with new rules promulgated under the FSMA, as well as continued compliance with cGMPs, GLPs, and GCPs for any studies that Napo conducts post-approval. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with our contract manufacturers or manufacturing processes, or failure to comply with regulatory requirements, are reportable events to the FDA and may result in, among other things:

•	restrictions on the marketing or manufacturing of the product, withdrawal of the product from the market, revised labeling, or voluntary or involuntary product recalls;

•	additional clinical studies fines, warning letters or holds on studies;

•

refusal by the FDA, or other regulators to approve pending applications or supplements to approved applications filed by Napo or Napo’s strategic collaborators related to the unknown problems or suspension or revocation of the problematic product’s license approvals;

•	product seizure or detention, or refusal to permit the import or export of products; and

•	injunctions or the imposition of civil or criminal penalties.

The FDA or other regulatory agency’s policies may change, and additional government regulations may be enacted that could prevent, limit, or delay regulatory approval of our product candidates, require certain labeling changes, or require additional clinical work concerning the safety and efficacy of the product candidates. We cannot predict the likelihood, nature, or extent of government regulation that may arise from future legislation or administrative action, either in the US or abroad. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any marketing approval that we may have obtained, and we may not achieve or sustain profitability, which would harm our business. In addition, failure to comply with these regulatory requirements could result in significant penalties.

In addition, from time to time, we may enter into consulting and other financial arrangements with physicians who prescribe or recommend our products once approved. As a result, we may be subject to state, federal, and foreign healthcare laws, including but not limited to anti-kickback laws. If our financial relationships with physicians or veterinarians are found to be in violation of such laws that apply to us, we may be subject to penalties.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have made these statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing of receipt of clinical trial, field study and other study data, and likelihood of success, commercialization plans and timing, other plans and objectives of management for future operations, and future results of current and anticipated products are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus supplement and accompanying prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus supplement and are subject to a number of risks, uncertainties and assumptions including those listed in the “Risk Factors” incorporated by reference into this prospectus supplement and accompanying prospectus from our Annual Report on Form 10-K, as updated by subsequent reports. Forward-looking statements are subject to inherent risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS

Assuming all of the securities offered in this offering are sold, we estimate that the net proceeds from the offering will be approximately $1.17 million, after deducting placement agent fees and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering for working capital purposes and repayment of the Notes that are not converted into Common Stock by holders.

As of the date of this prospectus supplement, we had $2.64 million aggregate principal amount of Notes outstanding, which we intend to repay in full. The Notes have an annual interest rate of 6% and mature on June 30, 2025. The proceeds from the issuance of the Notes were used for working capital and general corporate purposes. Pursuant to the terms of the Notes, we are required to use 100% of the net amount of any outside investments that we receive (excluding product sales revenue) for repayment of the Notes. Affiliates to be repaid include Ms. Lisa A. Conte, Chief Executive Officer, President, and Director, in the aggregate amount of approximately $50,750, Dr. Pravin Chaturvedi, Chief Scientific Officer, Chair of Scientific Advisory Board, in the aggregate amount of approximately $20,300, Dr. Stephen King, Chief Sustainable Supply, Ethnobotanical Research, and IP Officer, in the aggregate amount of approximately $20,300, Mr. Jonathan Wolin, Chief of Staff, Chief Compliance Officer, and General Counsel, in the aggregate amount of approximately $50,750, and Ms. Carol Lizak, Chief Financial Officer, in the aggregate amount of approximately $30,450. Other senior leadership members will be repaid: Mr. Niccolo Caderni, Board Member of our subsidiary, Napo Therapeutics, Inc., in the aggregate amount of approximately $20,300, Mr. Mark Johnson, Sr. Vice President, Product Development, in the aggregate amount of approximately $25,375, Mr. David Sesin, Chief of Manufacturing, in the aggregate amount of approximately $50,750, and Mr. Ian Wendt, Chief of Commercial Operations, in the aggregate amount of approximately $20,300. Mr. Jim Bochnowski, Chairman of the Board, will be repaid in the aggregate amount of approximately $152,250, Mr. John Micek III, Director, will be repaid in the aggregate amount of approximately $50,750, and Mr. Jonathan Siegel, Director, will be repaid in the aggregate amount of approximately $50,750.

DIVIDEND POLICY

The Company’s dividend policy is determined by its board of directors and will depend upon a number of factors, including the Company’s financial condition and performance, its cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws and any credit or other contractual arrangements may then impose. The Company has not paid any cash dividends on its Common Stock to date and at the current time the Company does not anticipate paying a cash dividend on its Common Stock in the foreseeable future. Rather, the Company anticipates that it will retain earnings, if any, for use in the development of its business.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering shares of our Common Stock under this prospectus supplement and the accompanying prospectus. The following description of our Common Stock summarizes the material terms and provisions thereof.

Common Stock

See “Description of Capital Stock—Common Stock” beginning on page 8 of the accompanying prospectus.

CONCURRENT PRIVATE PLACEMENT

In the concurrent Private Placement, we are selling Unregistered Warrants to purchase up to 492,612 shares of our Common Stock. For each share of our Common Stock sold in this offering, an accompanying Unregistered Warrants will be issued to the purchaser thereof. Each Unregistered Warrant will be exercisable for one share of our Common Stock at an exercise price of $5.84 per share, will be immediately exercisable upon issuance and will expire on the earlier of (i) the 24-month anniversary of the date of issuance, (ii) the consummation of a fundamental transaction and (iii) the consummation of a liquidation event. The Unregistered Warrants are being offered for an aggregate purchase price of $61,576.50, which amount is included in the aggregate gross proceeds for the offering set forth elsewhere in the prospectus supplement.

The Unregistered Warrants and Unregistered Warrant Shares issuable upon the exercise of the Unregistered Warrants are not being registered under the Securities Act, nor are they being offered pursuant to this prospectus supplement and accompanying prospectus. The Unregistered Warrants and Unregistered Warrant Shares are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Accordingly, the investors in the concurrent Private Placement may exercise the Unregistered Warrants and sell the Unregistered Warrant Shares issuable upon the exercise of such security only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act or, if and only if there is no effective registration statement registering the resale of the Unregistered Warrant Shares, or no current prospectus available for such shares, the investors may exercise the Unregistered Warrants by means of a “cashless exercise.”

If a Fundamental Transaction (as defined in the Unregistered Warrant Warrant) occurs, then, upon any subsequent exercise of the Unregistered Warrant, the holder shall have the right to receive, for each Unregistered Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the holder (without regard to any beneficial ownership limitation), the number of shares of common stock of the successor or acquiring corporation or of our Company, if we are is the surviving corporation, and any additional consideration (“Unregistered Alternative Consideration”) receivable as a result of such Fundamental Transaction. If holders of common stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder shall be given the same choice as to the Unregistered Alternate Consideration it receives upon any exercise of the Unregistered Warrant following such Fundamental Transaction. Additionally, as more fully described in the form of Unregistered Warrant, in the event of certain Fundamental Transactions, the holders of the Unregistered Warrants will be entitled to receive consideration in an amount equal to the Black Scholes Value (as defined in the Unregistered Warrant) of the Unregistered Warrant on the date of consummation of the transaction.

A holder of Unregistered Warrants will not have the right to exercise any portion thereof if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of a holder prior to the date of issuance, 9.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to such exercise; provided, however, that upon notice to the Company, the holder may increase or decrease such beneficial ownership limitation, provided that in no event shall such beneficial ownership limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us.

Except as otherwise provided in the Unregistered Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Unregistered Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Unregistered Warrants, as applicable.

The Unregistered Warrants are not and will not be listed for trading on any national securities exchange.

DILUTION

If you purchase shares in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of Common Stock and the pro forma as adjusted net tangible book value per share of our Common Stock after this offering.

Our net tangible book value as of March 31, 2025 was approximately $(17.18) million, or approximately $(25.49) per share of Common Stock based upon 674,043 outstanding shares of voting common stock and no shares of voting common stock issuable upon conversion of outstanding shares of non-voting common stock. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of Common Stock outstanding.

After giving effect to the: (i) conversion of approximately $0.86 million of aggregate principal amount, plus accrued interest thereon, of the Notes, which have a weighted-average conversion price of $5.54 per share since March 31, 2025, (ii) the issuance of 70,169 shares of our Common Stock pursuant to the ATM Agreement since March 31, 2025 (the “ATM Sales”), and (iii) the issuance of 117,500 shares of Common Stock to Iliad since March 31, 2025, pursuant to privately negotiated exchange agreements in exchange for approximately $1.10 million reduction in the outstanding balance of the royalty interest held by Iliad, our pro forma net tangible book value as of March 31, 2025 was approximately $(14.52) million, or approximately $(14.25) per share.

After giving effect to the sale in this offering of 246,306 shares of Common Stock (at an offering price of $6.09 per share of Common Stock), and after deducting the commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2025 would have been approximately $(13,342,065) or approximately $(10.55) per share. This represents an immediate increase in net tangible book value of $3.70 per share to existing stockholders and immediate dilution in pro forma net tangible book value of $16.64 per share to new investors purchasing our securities in this offering at the offering price per share of $6.09. The following table illustrates this dilution on a per share basis:

Offering price per share		$6.09
Historical net tangible book value per share as of March 31, 2025	$(25.49)
Pro forma increase in net tangible book value per share attributable to the pro forma transactions described above	$11.24

Pro forma net tangible book value per share as of March 31, 2025	$(14.25)

Increase in net tangible book value per share attributable to this offering	$3.70

Pro forma as adjusted net tangible book value per share after this offering.		$(10.55)

Dilution per share to new investors in this offering		$(16.64)

The table and calculations set forth above are based on 674,043 outstanding shares of voting common stock and no shares of voting common stock issuable upon conversion of outstanding shares of non-voting common stock outstanding as of March 31, 2025, and excludes as of that date:

•	631,922 shares of Common Stock issuable upon conversion of Notes outstanding, with a weighted-average conversion price of $5.54;

•	521,965 shares of Common Stock issuable to third parties upon conversion of outstanding shares of the Company’s convertible preferred stock;

•	663,005 shares of Common Stock issuable upon exercise of warrants outstanding, with a weighted-average exercise price of $8.66;

•	30,470 shares of Common Stock issuable upon exercise of outstanding options under the 2014 Stock Incentive Plan, with a weighted-average exercise price of $296.05;

•	149 shares of Common Stock that remain available for grant under the 2014 Stock Incentive Plan and 16,346 shares of Common Stock that remain available under the 2020 Employee Inducement Plan; and

•	3,068 and 3,650 shares of Common Stock issuable upon vesting of outstanding RSUs under the 2014 Stock Incentive Plan and 2020 Employee Inducement Plan, respectively.

To the extent any of these outstanding options or warrants are exercised or RSUs vest, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have engaged H.C. Wainwright & Co., LLC, referred to herein as Wainwright or the placement agent, to act as our exclusive placement agent in connection with this offering. Wainwright is not purchasing the securities offered by us in this offering, and is not required to sell any specific number or dollar amount of securities, but will assist us in this offering on a reasonable best efforts basis. The terms of this offering were subject to market conditions and negotiations between us, Wainwright and prospective investors. Wainwright has no authority to bind us. Wainwright may engage sub-agents or selected dealers to assist with this offering. We might not sell the entire amount of our shares of Common Stock offered pursuant to this prospectus supplement.

The placement agent proposes to arrange for the sale of the securities we are offering pursuant to this prospectus supplement and accompanying prospectus to one or more institutional or accredited investors through securities purchase agreements directly between the purchasers and us. We will only sell to such investors who have entered into the securities purchase agreement with us.

Delivery of the securities offered hereby is expected to take place on or about May 22, 2025, subject to satisfaction of customary closing conditions.

Fees and Expenses

The following table shows the per share and total cash fees we will pay to the placement agent in connection with the sale of our securities offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the securities offered hereby.

	Per Share	Total
Offering price	$6.09	$1,500,003.54
Placement agent fees	$0.426	$105,000.25
Proceeds to us (before expenses)	$5.664	$1,395,003.29

Upon the closing of this offering, we will pay Wainwright a cash transaction fee equal to 7.0% of the aggregate gross proceeds to us from the sale of the securities in the offering. We have also agreed to (i) pay the placement agent a management fee equal to 1.0% of the gross proceeds raised in this offering, and (ii) reimburse the placement agent up to $35,000 for expenses of legal counsel and other out-of-pocket expenses, $20,000 for non-accountable expenses and $15,950 for its clearing expenses.

Our total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding placement agent fees and expenses, are approximately $205,950.

Placement Agent Warrants

In addition, we have agreed to issue the placement agent unregistered warrants to the placement agent or its designees to purchase up to 6.0% of the aggregate number of shares of Common Stock sold in this offering, at an exercise price equal to 125% of the offering price per share of Common Stock to be sold in this offering. The Placement Agent Warrants will otherwise have substantially the same terms as the Unregistered Warrants.

Right of First Refusal

Subject to consummation of the offering, we have granted a right of first refusal to the placement agent pursuant to which it has the right to act as the sole book-running manager, underwriter or placement agent, as applicable, for any further capital raising transactions undertaken by us by means of a public offering or a private placement or any other capital-raising financing of equity, equity-linked or debt securities, subject to certain exceptions, at any time prior to the 12 months following the closing date of this offering, which right of first refusal shall not have a duration of more than three years from the commencement of sales of the offering or the termination date of the engagement agreement in compliance with FINRA Rule 5110(g)(6)(A).

Tail

In the event that any investor whom the placement agent had contacted during the term of its engagement or introduced to the Company during the term of our engagement of the placement agent provides any capital to us, in a public or private offering or other financing or capital-raising transaction of any kind (subject to certain exceptions), within the 12 months following the expiration or termination of the engagement of the placement agent, we shall pay the placement agent the cash and warrant compensation provided above, calculated in the same manner.

Lock-Up Agreement

Pursuant to the terms of the securities purchase agreement and subject to certain exceptions, we are prohibited from entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of Common Stock or securities convertible or exercisable into Common Stock for a period commencing on the date of this prospectus supplement and expiring 15 days from the closing date of this offering. Furthermore, we are also prohibited from entering into any agreement to issue Common Stock or Common Stock Equivalent (as defined in the securities purchase agreement) involving a Variable Rate Transaction (as defined in the securities purchase agreement), subject to certain exceptions, for a period commencing on the date of this prospectus supplement and expiring one year from the closing date of this offering, subject to certain exceptions.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain liabilities relating to or arising out of the placement agent’s activities under its engagement letter, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; or (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

From time to time, the placement agent or its affiliates may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services. The placement agent also acted as our exclusive placement agent in connection with the Convertible Notes Financing, for which it received compensation.

Transfer Agent

The transfer agent and registrar for our voting common stock is Equiniti Trust Company, LLC. Their address is 55 Challenger Road, Floor 2, Ridgefield Park, NJ 07660.

Nasdaq Capital Market Listing

Our voting common stock is quoted on The Nasdaq Capital Market under the symbol “JAGX”.

LEGAL MATTERS

The validity of the securities being offered hereby has been passed upon by Reed Smith LLP, Palo Alto, California. Ellenoff Grossman & Schole LLP, New York, New York is acting as counsel for H.C. Wainwright & Co., LLC in this offering.

EXPERTS

The financial statements of the Company as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 incorporated by reference in this prospectus supplement and the registration statement have been so incorporated in reliance on the report of RBSM LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available at the SEC’s web site at http://www.sec.gov.

This prospectus supplement is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. The registration statement, including the exhibits and schedules, is available at the SEC’s web site at http://www.sec.gov.

We also maintain a website at https://jaguar.health, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus supplement. Statements in this prospectus supplement or the accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed on March 31, 2025, as amended by the Annual Report on Form 10-K/A filed on April 15, 2025;

•

our definitive proxy statement and definitive additional materials on Schedule 14A, relating to our Annual Meeting of Stockholders held on June 21, 2024, filed on May  21, 2024 and May 31, 2024, respectively;

•	our definitive proxy statement on Schedule 14A, relating to our Special Meeting of Stockholders held on March 13, 2025, filed on February 24, 2025;

•

our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2024 filed on May 14, 2024, for the fiscal quarter ended June 30, 2024 filed on August 13, 2024, for the fiscal quarter ended September 30, 2024 filed on  November 13, 2024, and for the fiscal quarter ended March 31, 2025 filed on  May 15, 2025, respectively;

•

our Current Reports on Form 8-K filed on  February 16, 2024,  March 1, 2024,  March 8, 2024, March 21, 2024,  April 9, 2024, May 23, 2024, June  10, 2024, June  21, 2024, June  26, 2024, July 16,  2024, July  18, 2024, November  13, 2024, February  4, 2025, February  20, 2025, February 27,  2025, March  18, 2025, March  26, 2025, April  4, 2025, April  21, 2025, April  30, 2025, May  2, 2025, May  5, 2025, and May  15, 2025, and on Form 8-K/A filed on April 25, 2025; and

•

the description of our common stock filed as Exhibit 4.26  to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on April 3, 2020, including any amendment or report filed for the purpose of updating such description.

Unless otherwise noted, the SEC file number for each of the documents listed above is 001-36714.

In addition, all documents that the Company files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this prospectus supplement shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing of such documents, except as to any document or portion of any document that is deemed furnished and not filed.

Any statement contained in this prospectus supplement, the accompanying prospectus, or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, the accompanying prospectus, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or accompanying prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Investor Relations, Jaguar Health, Inc., 200 Pine Street, Suite 400, San Francisco, CA, 94104 or call (415) 371-8300.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

JAGUAR HEALTH, INC.

$75,000,000

Common Stock

Preferred Stock

Warrants

Subscription Rights

Units

This prospectus relates to common stock, preferred stock, warrants and subscription rights that we may sell from time to time in one or more offerings up to a total public offering price of $ 75,000,000 on terms to be determined at the time of sale, which securities may be sold either individually or in units consisting of two or more of the foregoing classes of securities.

Each time we sell securities hereunder, we will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

These securities may be offered and sold in the same offering or in separate offerings, directly to purchasers, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any sale of securities offered by us will also be included in a prospectus supplement.

Our voting common stock is listed on The Nasdaq Capital Market, under the symbol “JAGX.” On April 15, 2024, the last reported sale price of our voting common stock on The Nasdaq Capital Market was $0.12 per share.

As of April 22, 2024, the aggregate market value of the voting and non-voting common equity held by non-affiliates was approximately $51.2 million, which was calculated based on 287,224,157 shares of outstanding common stock held by non- affiliates and a closing price per share of $0.18 on April 16, 2024. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3. As a result, we are currently eligible to offer and sell up to an aggregate of approximately $17.1 million of our securities pursuant to General Instruction I.B.6. of Form S-3.

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 5 of this prospectus under the caption “Risk Factors” and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 1, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total public offering price of $75,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

We further note that the representations, warranties and covenants made in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus and any prospectus supplement in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Information by Reference” in this prospectus.

Unless the context otherwise requires, references in this prospectus to “Jaguar,” the “Company,” “we,” “us,” and “our” refer to Jaguar Health, Inc.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed financial statements, notes to the financial statements and other information incorporated by reference from our other filings with the SEC. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

Jaguar is a commercial-stage pharmaceuticals company focused on developing novel proprietary prescription medicines sustainably derived from plants from rainforest areas for people and animals with gastrointestinal (“GI”) distress. Jaguar family company Napo Pharmaceuticals, Inc. (“Napo”) focuses on developing and commercializing human prescription pharmaceuticals for essential supportive care and managing neglected gastrointestinal symptoms across multiple complicated disease states. Napo’s crofelemer drug product candidate is the subject of the OnTarget study, a pivotal Phase 3 clinical trial for prophylaxis (prevention) of diarrhea in adult cancer patients receiving targeted therapy with or without standard chemotherapy, an indication we also refer to as preventive treatment of chemotherapy-induced overactive bowel (“CIOB”)-which includes symptoms such as chronic and/or episodic debilitating diarrhea (loose and/or watery stools), urgency, bowel incontinence and abdominal pain and discomfort. Jaguar family company Napo Therapeutics, S.p.A is an Italian corporation Jaguar established in Milan, Italy in 2021 focused on expanding crofelemer access in Europe, specifically for orphan and/or rare diseases. Jaguar Animal Health is a Jaguar tradename. Magdalena Biosciences, a joint venture formed by Jaguar and Filament Health Corp. with funding from One Small Plant Capital LLC that emerged from Jaguar’s Entheogen Therapeutics Initiative (“ETI”), is focused on developing novel prescription medicines derived from plants for mental health indications.

Jaguar was founded in San Francisco, California, as a Delaware corporation on June 6, 2013 (“inception”) . The Company was a majority- owned subsidiary of Napo until the close of the Company’s initial public offering on May 18, 2015. The Company was formed to develop and commercialize first-in-class prescription and non-prescription products for companion animals.

On July 31, 2017, Jaguar completed a merger with Napo pursuant to the Agreement and Plan of Merger dated March 31, 2017, by and among Jaguar, Napo, Napo Acquisition Corporation (“Merger Sub”), and Napo’s representative (the “Merger Agreement”). In accordance with the terms of the Merger Agreement, upon the completion of the merger, Merger Sub merged with and into Napo, with Napo surviving as the wholly owned subsidiary (the “Merger” or “Napo Merger”). Immediately following the Merger, Jaguar changed its name from “Jaguar Animal Health, Inc.” to “Jaguar Health, Inc.” Napo now operates as a wholly owned subsidiary of Jaguar focused on human health, including the ongoing development of crofelemer and commercialization of Mytesi.

Crofelemer is a novel, first-in- class anti-secretory antidiarrheal drug that has a normalizing effect on electrolyte and fluid balance in the gut, and this mechanism of action has the potential to benefit multiple disorders that cause gastrointestinal distress, including diarrhea and abdominal discomfort. Crofelemer is in development for multiple possible follow-on indications, including for our lead Phase 3 program in cancer therapy-related diarrhea (“CTD”), investigating prophylaxis of diarrhea related to targeted therapy with or without standard chemotherapy. Crofelemer delayed-release tablets are also being evaluated in diarrhea-predominant irritable bowel syndrome (“IBS-D”) and being evaluated for chronic idiopathic/functional diarrhea. Crofelemer powder for oral solution is being developed to support orphan or rare disease indications for adults with SBS with intestinal failure and for pediatric microvillus inclusion disease (“MVID”) patients. In addition, a second-generation proprietary anti-secretory antidiarrheal drug (“NP-300”) is in development for symptomatic relief and treatment of moderate-to-severe diarrhea, with or without concomitant antimicrobial therapy, from bacterial, viral, and parasitic infections, including Vibrio cholerae, the bacterium that causes cholera. This program is being pursued with the potential targeted incentive from the US Food and Drug Administration (“FDA”) for a tropical disease priority review voucher.

Napo’s marketed drug Mytesi, crofelemer 125 mg delayed-release tablets, is a first-in-class oral botanical drug product approved by the FDA for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy. To date, this is the only oral plant-based botanical prescription medicine approved under the FDA’s Botanical Guidance. The Company’s Canalevia-CA, crofelemer delayed-release tablets drug, is the first and only oral plant-based prescription product that is FDA conditionally approved to treat chemotherapy-induced diarrhea (“CID”) in dogs.

In the field of animal health, we are continuing limited activities related to developing and commercializing first-in -class gastrointestinal products for dogs, dairy calves, and foals. In December 2021, we received conditional approval from the FDA to market Canalevia- CA1 (crofelemer delayed-release tablets), our oral plant-based prescription drug and the only available veterinary drug for the treatment of CID in dogs, and Canalevia-CA1 is now available to multiple leading veterinary distributors in the US, including Chewy. Canalevia-CA1 is a tablet given orally and can be prescribed for home treatment of CID. The FDA conditionally approves Canalevia-CA1 under application number 141-552. Conditional approval allows for product commercialization while Jaguar Animal Health continues to collect the substantial evidence of effectiveness required for full approval. We have received a Minor Use in a Major Species (“MUMS”) designation from the FDA for Canalevia-CA1 to treat CID in dogs. FDA has established a “small number” threshold for minor use in each of the seven major species covered by the MUMS Act. The small number threshold is currently 80,000 for dogs, representing the largest number of dogs that can be affected by a disease or condition over the course of a year and still have the use qualify as a minor use.

Our management team has significant experience in gastrointestinal product development for both humans and animals. Napo was founded more than 30 years ago to perform drug discovery and development by leveraging the knowledge of traditional healers working in rainforest areas. Ten Jaguar and Napo team members have been together for more than 15 years. Dr. Steven King, our chief sustainable supply, ethnobotanical researcher, and intellectual property officer, and Lisa Conte, our founder, president, and CEO, have worked together for over 30 years. We have buttressed the early founding team with the expertise and experiences of team members like Dr. Darlene Horton and Dr. Karen Brunke to support the Napo and Jaguar family’s continued development and commercialization activities. We have assembled an impressive group of scientific advisory board (“SAB”) members who work closely with the Chair of Jaguar’s Scientific Advisory Board, Dr. Pravin Chaturvedi, who also serves as the Chief Scientific Officer (“CSO”) of Jaguar. Together, these dedicated personnel successfully transformed crofelemer, extracted from trees growing in the rainforest, to Mytesi and Canalevia-CA1, natural, sustainably harvested, FDA-approved drugs.

We believe Jaguar is poised to realize a number of synergistic, value-adding benefits-an expanded pipeline of potential blockbuster human follow-on indications of crofelemer, and a second-generation anti-secretory agent-upon which to build global partnerships. Jaguar, through Napo, holds global unencumbered rights for crofelemer, Mytesi, and Canalevia-CA1. Additionally, several drug product opportunities in Jaguar’s crofelemer pipeline are backed by Phase 2 and proof-of concept (“POC”) evidence from human clinical trials.

Recent Events

As part of our strategy to expand our commercial footprint beyond HIV- related supportive care to include cancer-related supportive care, on April 12, 2024, we entered into an exclusive 5-year in-license agreement with United Kingdom-based Venture Life Group PLC (“Venture Life”), an international consumer health company focused on the global self-care market, for Venture Life’s FDA-approved oral mucositis prescription product, Gelclair, for the U.S. market. We are planning to begin commercial launch in the third quarter of 2024 for Gelclair.

Description of the Offering

Under this prospectus, we may offer up to $75,000,000 of common stock, preferred stock, warrants, subscription rights or units from time to time in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

Corporate Information

We were incorporated in the State of Delaware on June 6, 2013. Our principal executive offices are located at 200 Pine Street, Suite 400, San Francisco, CA 94014 and our telephone number is (415) 371-8300. Our website address is https://jaguar.health. The information contained on, or that can be accessed through, our website is not part of this prospectus. Our common stock is listed on The Nasdaq Capital Market and trades under the symbol “JAGX.”

On June 3, 2019, we filed an amendment to our Third Amended and Restated Certificate of Incorporation (as amended, restated, or modified, the “Certificate of Incorporation”) to effect on June 7, 2019, a 1-for-70 reverse split of our voting common stock (the “2019 Reverse Split”). On September 3, 2021, we filed the fifth amendment to the Certificate of Incorporation to effect on September 8, 2021, a 1-for-3 reverse stock split of our voting common stock (the “2021 Reverse Split”). On January 20, 2023, we filed the seventh amendment to the Certificate of Incorporation to effect on January 23, 2023, a 1-for-75 reverse stock split of our voting common stock (the “2023 Reverse Split” and, together with the “2019 Reverse Split” and the “2021 Reverse Split,” the “Reverse Splits”). Accordingly, all of the stock figures and related market, conversion and exercise prices in this prospectus have been adjusted to reflect the Reverse Splits.

Jaguar Health, our logo, Napo Pharmaceuticals, Napo Therapeutics, Mytesi, Equilevia, Canalevia, Canalevia-CA1, Canalevia-CA2, and Neonorm are our trademarks that are used in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ©, ® or ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

RISK FACTORS

Please carefully consider the risk factors described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and those described under similar headings in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents that we incorporate by reference and any free writing prospectuses that we may authorize for use in connection with this offering contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). These forward-looking statements can generally be identified as such because the context of the statement will include words such as “may,” “will,” “intend,” “plan,” “believe,” “anticipate,” “expect,” “estimate,” “predict,” “potential,” “continue,” “likely,” or “opportunity,” the negative of these words or words of similar import. Similarly, statements that describe our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC.

These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business, and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The risks and uncertainties include, among others, those noted in “Risk Factors” above and in any applicable prospectus supplement or free writing prospectus, and those included in the documents that we incorporate by reference herein and therein.

In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance, and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the filing of this prospectus or any applicable prospectus supplement or free writing prospectus, or documents incorporated by reference herein and therein, that include forward-looking statements.

USE OF PROCEEDS

We currently intend to use the estimated net proceeds from the sale of the securities offered by us for working capital and other general corporate purposes, and possibly acquisitions of other companies, products or technologies. Working capital and other general corporate purposes may include research and development expenditures, capital expenditures, operating and administrative expenditures, and any other purpose that we may specify in any prospectus supplement. While we have no current plans for any specific acquisitions at this time, we believe opportunities may exist from time to time to expand our current business through strategic alliances or acquisitions with other companies, products or technologies. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of the securities offered by us. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities. Our plans to use the estimated net proceeds from the sale of the securities offered by us may change, and if they do, we will update this information in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes the most important terms of our capital stock. Because it is only a summary of the provisions of our Certificate of Incorporation, and amended and restated bylaws, it does not contain all of the information that may be important to you. For a complete description of the matters set forth in this “Description of Capital Stock,” you should refer to our Certificate of Incorporation and our amended and restated bylaws and to the applicable provisions of Delaware law. Our authorized capital stock consists of 352,475,074 shares of capital stock, which consists of (i) 298,000,000 shares of voting common stock, $0.0001 par value per share, (ii) 50,000,000 shares of convertible non-voting common stock, $0.0001 par value per share, and (iii) 4,475,074 shares of preferred stock, $0.0001 par value per share.

Common Stock

We have two classes of common stock: voting common stock and non-voting common stock. Holders of both classes of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock or that we may designate or issue in the future. In the event of our liquidation, dissolution or winding up, the holders of both classes of our common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to the prior distribution rights of preferred stock then outstanding. There are no preemptive, conversion or subscription rights applicable to either class of common stock. There are no redemption or sinking fund provisions applicable to either class of common stock. The rights, preferences, and privileges of the holders of both classes of common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future. All of our outstanding shares of voting common stock and non-voting common stock are fully paid and nonassessable.

Voting Common Stock

The holders of our voting common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders.

Non-Voting Common Stock

The holders of our non-voting common stock do not have any cumulative voting rights and are not entitled to vote, except on an as-converted basis with respect to any Change of Control (as defined in the Certificate of Incorporation). Each share of non-voting common stock is convertible into one-two hundred thirty-six thousand two hundred fiftieth (1/236,250th) of a share of voting common stock at the election of the holder thereof.

Quotation on The Nasdaq Capital Market

Our voting common stock is quoted on The Nasdaq Capital Market under the symbol “JAGX”.

Transfer Agent

The transfer agent of our voting common stock is Equiniti Trust Company, LLC. Their address is 55 Challenger Road, Floor 2, Ridgefield Park, NJ 07660.

Preferred Stock

Under our Certificate of Incorporation, our board of directors is authorized to issue up to 4,475,074 shares of preferred stock from time to time, in one or more classes or series, without stockholder approval. As of the date of this prospectus, there no shares of preferred stock outstanding.

Prior to the issuance of shares of each class or series, our board of directors is required by the Delaware General Corporation Law (“DGCL”) and our Certificate of Incorporation to adopt resolutions and file a certificate of designation with the Delaware Secretary of State. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions of that class or series, including the following:

•	the number of shares constituting each class or series;

•	voting rights;

•	rights and terms of redemption, including sinking fund provisions;

•	dividend rights and rates;

•	terms concerning the distribution of assets;

•	conversion or exchange terms;

•	redemption prices; and

•	liquidation preferences.

All shares of preferred stock offered, when issued and paid for, will be validly issued, fully paid and nonassessable and will not have any preemptive or subscription rights.

We will specify the following terms relating to any class or series of preferred stock offered by us:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the preferred stock;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provision for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;

•	voting rights, if any, of the preferred stock;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Delaware Law

Certain provisions of Delaware law and our Certificate of Incorporation and amended and restated bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed in part to encourage anyone seeking to acquire control of us to negotiate with our board of directors. We believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Third Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our Certificate of Incorporation and amended and restated bylaws include provisions that:

•	require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;

•	specify that special meetings of our stockholders can be called only by our board of directors, the chairman of our board of directors, the chief executive officer or the president;

•

establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors;

•	provide that directors may be removed only for cause;

•	provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum;

•	establish that our board of directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered terms;

•	specify that no stockholder is permitted to cumulate votes at any election of our board of directors; and

•	require approval of the stockholders of at least 75% of the shares and a majority of the board of directors to amend certain of the above-mentioned provisions.

Exclusive Jurisdiction

Under the provisions of our Certificate of Incorporation and amended and restated bylaws, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or agents to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our Certificate of Incorporation or amended and restated bylaws; (iv) any action to interpret, apply, enforce or determine the validity of our Certificate of Incorporation or amended and restated bylaws; or (v) any action asserting a claim against us governed by the internal affairs doctrine; provided that, if and only if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, then any such action may be brought in another state or federal court sitting in the State of Delaware. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our Certificate of Incorporation or amended and restated bylaws to be inapplicable or unenforceable in such action. Our amended and restated bylaws provide that if any part of the exclusive forum provision is held to be invalid, illegal or unenforceable, as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such part in any other circumstance and of the remaining parts of the exclusive forum provision and the application of such provision to other persons or entities and circumstances will not in any way be affected or impaired thereby.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not for determining the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers, and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 23% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in the payment of a premium over the market price for the shares of common stock held by our stockholders.

The provisions of Delaware law and our Certificate of Incorporation and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock or preferred stock. Warrants may be issued independently or together with common stock or preferred stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. That warrant agreement, together with the terms of the warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	the price at which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Securities warrants will be issued in registered form only.

Each warrant will entitle its holder to purchase the number of shares of common stock or preferred stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.

After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants to purchase common stock or preferred stock, holders of the warrants will not have any of the rights of holders of common stock or preferred stock purchasable upon exercise, including the right to vote or to receive any payments of dividends on the common stock or preferred stock purchasable upon exercise.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement or free writing prospectus relating to such subscription rights, and may differ from the terms described herein.

We may issue subscription rights to purchase our securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering. The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	whether common stock, preferred stock or warrants for those securities will be offered under the stockholder subscription rights;

•	the price, if any, for the subscription rights;

•	the exercise price payable for each security upon the exercise of the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the number and terms of the securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if appropriate, a discussion of material U.S. federal income tax considerations; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, warrants, or subscription rights in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Capital Stock,” “Description of Warrants,” and “Description of Subscription Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, warrant, or subscription right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

PLAN OF DISTRIBUTION

We may offer and sell the securities from time to time in one or more of the following transactions:

•	to or through underwriters, brokers or dealers (acting as agent or principal);

•	on The Nasdaq Capital Market, in the over-the-counter market or on any other national securities exchange on which our shares are then listed or traded;

•	directly to one or more other purchasers;

•	upon the exercise of rights distributed or issued to our security holders;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	in “at the market” offerings within the meanings of Rule 415(a)(4) under the Securities Act or through a market maker or into an existing market, on an exchange, or otherwise;

•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	through the writing or settlement of options (including put or call options), whether the options are listed on an options exchange or otherwise;

•	through agents on a best-efforts basis;

•	through any other method permitted pursuant to applicable law; or

•	otherwise through a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short and deliver the shares to close out short positions;

•

enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

If we use any underwriter, we will provide a prospectus supplement that will name any underwriter involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•

in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters, dealers or agents.

The securities may be sold directly by us through agents designated by us, as applicable, from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us, as applicable, to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Any securities initially sold outside the U.S. may be resold in the U.S. through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

No FINRA member may participate in any offering of securities made under this prospectus if such member has a conflict of interest under FINRA Rule 5121, including if 5% or more of the net proceeds, not including underwriting compensation, of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA members, unless a qualified independent underwriter has participated in the offering or the offering otherwise complies with FINRA Rule 5121.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.

We agreed to keep this prospectus effective until the date on which all registrable securities covered by this prospectus have been sold hereunder.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by our counsel, Reed Smith LLP, Palo Alto, California.

EXPERTS

The financial statements of the Company as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023 incorporated by reference in this prospectus and the registration statement have been so incorporated in reliance on the report of RBSM LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1- 800- SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at https://jaguar.health, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2023 filed on April 1, 2024 and amended on April 17, 2024;

•	our definitive proxy statement and definitive additional materials, on Schedule 14A, relating to our Annual Meeting of Stockholders held on July 7, 2023, filed on May 31, 2023;

•	our Current Reports on Form 8-K filed on February 16, 2024, March 1, 2024, March 8, 2024, March 21, 2024 and April 9, 2024; and

•

the description of our common stock filed as Exhibit 4.26 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on April 3, 2020, including any amendment or report filed for the purpose of updating such description.

Unless otherwise noted, the SEC file number for each of the documents listed above is 001-36714.

In addition, all documents that the Company files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any document or portion of any document that is deemed furnished and not filed.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Investor Relations, Jaguar Health, Inc., 200 Pine Street, Suite 400, San Francisco, CA, 94104 or call (415) 371-8300.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

246,306 Shares of Common Stock

JAGUAR HEALTH, INC.

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

The date of this prospectus is May 20, 2025